Filed Pursuant to Rule 424(b)(3)
Registration No. 333-252349

PROSPECTUS

Offer to Exchange

Up to $1,250,000,000 in aggregate principal amount of

4.050% Senior Notes due 2025 that have been registered under the Securities Act of 1933 for all outstanding unregistered 4.050% Senior Notes due 2025

Up to $1,100,000,000 in aggregate principal amount of

3.700% Senior Notes due 2030 that have been registered under the Securities Act of 1933 for all outstanding unregistered 3.700% Senior Notes due 2030

Up to $500,000,000 in aggregate principal amount of

1.650% Senior Notes due 2031 that have been registered under the Securities Act of 1933 for all outstanding unregistered 1.650% Senior Notes due 2031

Up to $900,000,000 in aggregate principal amount of

4.250% Senior Notes due 2050 that have been registered under the Securities Act of 1933 for all outstanding unregistered 4.250% Senior Notes due 2050

Up to $1,500,000,000 in aggregate principal amount of

2.850% Senior Notes due 2051 that have been registered under the Securities Act of 1933 for all outstanding unregistered 2.850% Senior Notes due 2051

•

We are offering to exchange (i) new 4.050% Senior Notes due April 15, 2025 (the “2025 Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for all of our outstanding unregistered 4.050% Senior Notes due April 15, 2025 (CUSIP Nos. 084659 AS0 and U0740L AJ4) (the “2025 Initial Notes”); (ii) new 3.700% Senior Notes due July 15, 2030 (the “2030 Exchange Notes”) that have been registered under the Securities Act for all of our outstanding unregistered 3.700% Senior Notes due July 15, 2030 (CUSIP Nos. 084659 AU5 and U0740L AK1) (the “2030 Initial Notes”);(iii) new 1.650% Senior Notes due May 15, 2031 (the “2031 Exchange Notes”) that have been registered under the Securities Act for all of our outstanding unregistered 1.650% Senior Notes due May 15, 2031 (CUSIP Nos. 084659 BA8 and U0740L AN5) (the “2031 Initial Notes”); (iv) new 4.250% Senior Notes due October 15, 2050 (the “2050 Exchange Notes”) that have been registered under the Securities Act for all of our outstanding unregistered 4.250% Senior Notes due October 15, 2050 (CUSIP Nos. 084659 AW1 and U0740L AL9) (the “2050 Initial Notes”); and (v) new 2.850% Senior Notes due May 15, 2051 (the “2051 Exchange Notes”) that have been registered under the Securities Act for all of our outstanding unregistered 2.850% Senior Notes due May 15, 2051 (CUSIP Nos. 084659 BB6 and U0740L AP0) (the “2051 Initial Notes”).

•

The term “Exchange Notes” refers collectively to the 2025 Exchange Notes, the 2030 Exchange Notes, the 2031 Exchange Notes, the 2050 Exchange Notes and the 2051 Exchange Notes. The term “Initial Notes” refers collectively to the 2025 Initial Notes, the 2030 Initial Notes, the 2031 Initial Notes, the 2050 Initial Notes and the 2051 Initial Notes. The term “Notes” refers to both the Initial Notes and the Exchange Notes. We refer to the offer to exchange the Exchange Notes for the Initial Notes as described in the immediately preceding bullet as the “Exchange Offer” in this prospectus.

•	Interest on each of the 2025 Exchange Notes and 2050 Exchange Notes will be payable semi-annually in arrears on each April 15 and October 15, having commenced October 15, 2020.

•	Interest on the 2030 Exchange Notes will be payable semi-annually in arrears on each January 15 and July 15, having commenced on January 15, 2021.

•	Interest on each of the 2031 Exchange Notes and 2051 Exchange Notes will be payable semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2021.

•	The Exchange Offer expires at 5:00 p.m., New York City time, on March 3, 2021, unless extended.

•	The Exchange Offer is subject to customary conditions that may be waived by us.

•	All Initial Notes outstanding that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer will be exchanged for the Exchange Notes.

•	Tenders of Initial Notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the Exchange Offer.

•	We will not receive any proceeds from the Exchange Offer.

•

The terms of the Exchange Notes to be issued are substantially identical to the terms of the applicable series of Initial Notes, except that the Exchange Notes will not have transfer restrictions, and holders of the Exchange Notes will not have registration rights.

•	There is no established trading market for the Exchange Notes, and we do not intend to apply for listing of the Exchange Notes on any securities exchange or market quotation system.

•	Broker-dealers who receive Exchange Notes pursuant to the Exchange Offer acknowledge that they will deliver a prospectus in connection with any resale of such Exchange Notes.

•

Broker-dealers who acquired the Initial Notes as a result of market-making or other trading activities may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of the Exchange Notes.

See “Risk Factors“ beginning on page 8 for a discussion of matters you should consider before you participate in the Exchange Offer.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2021

SUMMARY	1

RISK FACTORS	8

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “BHE,” “we,” “us” and “our” refer to Berkshire Hathaway Energy Company, an Iowa corporation. Unless otherwise indicated or the context otherwise requires, references to “Berkshire Hathaway Energy” refer to BHE and its consolidated subsidiaries.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to Vice President and Treasurer, Berkshire Hathaway Energy Company, 666 Grand Avenue, Suite 500, Des Moines, Iowa 50309-2580, telephone number (515) 242-4300. In order to ensure timely delivery of the information, any request should be made by February 24, 2021.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the Exchange Offer. If given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implications that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 120 days after the expiration of the Exchange Offer, we will make this prospectus available to any broker-dealer for use in connection with any such resales. See “Plan of Distribution.”

SUMMARY

This section contains a general summary of certain of the information contained in this prospectus. It does not include all of the information that may be important to you. You should read this entire prospectus, including the “Risk Factors” section and the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020 and the consolidated financial statements and notes to those statements contained in those reports, before making an investment decision. See “Where You Can Find More Information.”

Berkshire Hathaway Energy Company

Overview of Our Business

We are a holding company that owns a highly diversified portfolio of locally managed businesses principally engaged in the energy industry and we are a consolidated subsidiary of Berkshire Hathaway Inc. (“Berkshire Hathaway”). As of September 30, 2020, Berkshire Hathaway, Mr. Walter Scott, Jr., a member of our Board of Directors (along with his family members and related or affiliated entities) and Mr. Gregory E. Abel, our Chairman, beneficially owned 91.1%, 7.9% and 1.0%, respectively, of our voting common stock.

Our operations are organized as eight business segments: PacifiCorp and its subsidiaries (collectively, “PacifiCorp”), MidAmerican Funding, LLC and its subsidiaries (collectively, “MidAmerican Funding”) (which primarily consists of MidAmerican Energy Company (“MidAmerican Energy”)), NV Energy, Inc. and its subsidiaries (which primarily consists of Nevada Power Company (“Nevada Power”) and Sierra Pacific Power Company (“Sierra Pacific”) and their respective subsidiaries), Northern Powergrid Holdings Company (which primarily consists of Northern Powergrid (Northeast) plc and Northern Powergrid (Yorkshire) plc) (“Northern Powergrid”), BHE Pipeline Group, LLC and its subsidiaries (which primarily consists of BHE GT&S, LLC (“BHE GT&S”), Northern Natural Gas Company and Kern River Gas Transmission Company (“Kern River”)), BHE Transmission (which consists of BHE Canada Holdings Corporation (“BHE Canada”), which primarily consists of AltaLink, L.P. (“AltaLink”) and BHE U.S. Transmission, LLC), BHE Renewables (which primarily consists of BHE Renewables, LLC and CalEnergy Philippines) (“BHE Renewables”) and HomeServices of America, Inc. and its subsidiaries (collectively, “HomeServices”). We, through these locally managed and operated businesses, own four utility companies in the United States serving customers in 11 states, two electricity distribution companies in Great Britain, five interstate natural gas pipeline companies and interests in a liquefied natural gas (“LNG”) import, export and storage facility in the United States, an electric transmission business in Canada, interests in electric transmission businesses in the United States, a renewable energy business primarily investing in wind, solar, geothermal and hydroelectric projects, the largest residential real estate brokerage firm in the United States and one of the largest residential real estate brokerage franchise networks in the United States.

We own a highly diversified portfolio of primarily regulated businesses that generate, transmit, store, distribute and supply energy and serve customers and end-users across geographically diverse service territories including 28 states located throughout the United States and in Great Britain and Canada.

•	88% of our consolidated operating income during 2019 was generated from rate-regulated businesses.

•

As of December 31, 2019, PacifiCorp, MidAmerican Energy, Nevada Power and Sierra Pacific (collectively, the “Utilities”) served 5.1 million electric and natural gas customers in 11 states in the United States, Northern Powergrid served 3.9 million end-users in northern England and AltaLink served approximately 85% of Alberta, Canada’s population.

•	As of December 31, 2019, Berkshire Hathaway Energy owned approximately 33,600 MW of generation capacity in operation and under construction:

•	Approximately 29,000 MWs of generation capacity is owned by our regulated electric utility businesses;

•	Approximately 4,600 MWs of generation capacity is owned by our nonregulated subsidiaries, the majority of which provides power to utilities under long-term contracts;

•	Owned generation capacity in operation and under construction consists of 36% wind and solar, 32% natural gas, 26% coal, 5% hydroelectric and geothermal and 1% nuclear and other; and

•	Cumulative investments in wind, solar, geothermal and biomass generation facilities of approximately $29 billion.

•

As of December 31, 2019, Berkshire Hathaway Energy owned approximately 33,400 miles of transmission lines and owned a 50% interest in Electric Transmission Texas, LLC that has approximately 1,200 miles of transmission lines.

•

As of December 31, 2019, BHE Pipeline Group owned approximately 16,300 miles of pipeline with a market area design capacity of approximately 8.5 billion cubic feet (“Bcf”) of natural gas per day, served customers and end-users in 14 states and transported approximately 8% of the total natural gas consumed in the United States during 2019.

•

HomeServices closed over $134.6 billion of home sales in 2019, up 3.6% from 2018, and continued to grow its brokerage, mortgage and franchise businesses, with services in 49 states. As of December 31, 2019, HomeServices’ franchise business had approximately 380 franchisees primarily in the United States and internationally.

As of December 31, 2019, Berkshire Hathaway Energy had approximately 23,000 employees and our subsidiary HomeServices had 43,000 real estate agents who were independent contractors and not employees.

Recent Developments

On November 1, 2020, BHE completed its acquisition of substantially all of the natural gas transmission and storage business of Dominion Energy, Inc. (“DEI”) and Dominion Energy Questar Corporation (“Dominion Questar”), exclusive of Dominion Energy Questar Pipeline, LLC and related entities (the “Questar Pipeline Group”) (the “GT&S Transaction”). Under the terms of the Purchase and Sale Agreement, dated July 3, 2020 (the “GT&S Purchase Agreement”), BHE paid approximately $2.7 billion in cash (the “GT&S Cash Consideration”), subject to adjustment for cash and indebtedness as of closing, and assumed approximately $5.3 billion of existing indebtedness for borrowed money for 100% of the equity interests of Eastern Gas Transmission and Storage, Inc. (formerly known as Dominion Energy Transmission, Inc.) and Carolina Gas Transmission, LLC (formerly known as Dominion Energy Carolina Gas Transmission, LLC); 50% of the equity interests of Iroquois Gas Transmission System L.P.; and interests in Cove Point LNG, LP (“Cove Point”) (formerly known as Dominion Energy Cove Point LNG, LP ), consisting of 100% of the general partnership interest and 25% of the total limited partnership interests. BHE became the operator of Cove Point after the GT&S Transaction. The GT&S Transaction received clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Approval”) in October 2020, and approval by the Department of Energy with respect to a change in control of Cove Point and the Federal Communications Commission with respect to the transfer of certain licenses earlier in 2020.

On October 5, 2020, DEI and Dominion Questar, as permitted under the terms of the GT&S Purchase Agreement, delivered notice to BHE of their election to exclude the Questar Pipeline Group from the transaction contemplated by the GT&S Purchase Agreement and, in connection with the execution of the Q-Pipe Purchase Agreement referenced below, to waive the related termination fee under the GT&S Purchase Agreement. Also on October 5, 2020, BHE entered into a second Purchase and Sale Agreement (the “Q-Pipe Purchase Agreement”) with Dominion Questar providing for BHE’s purchase of the Questar Pipeline Group from Dominion Questar (the “Q-Pipe Transaction”) after receipt of HSR Approval, which is currently anticipated in early 2021, for a cash purchase price of approximately $1.3 billion (the “Q-Pipe Cash Consideration”), subject to adjustment for cash and indebtedness as of the closing, and the assumption of approximately $430 million of existing indebtedness for borrowed money. DEI is also a party to the Q-Pipe Purchase Agreement, as guarantor for certain provisions regarding the Purchase Price Repayment Amount (as defined below) and other matters.

Under the Q-Pipe Purchase Agreement, BHE delivered the Q-Pipe Cash Consideration to Dominion Questar on November 2, 2020. If the Q-Pipe Transaction does not close, Dominion Questar has agreed to repay all or (depending on the repayment date) substantially all of the Q-Pipe Cash Consideration (the “Purchase Price Repayment Amount”) to BHE on or prior to December 31, 2021. If HSR Approval has not been obtained by June 30, 2021, upon BHE’s written request, Dominion Questar will seek alternative buyers for all or a material portion of the Questar Pipeline Group. The Purchase Price Repayment Amount may be paid in cash or in shares of common stock, no par value, of DEI, or a combination thereof, subject to certain limitations as to stock repayments set forth in the Q-Pipe Purchase Agreement; provided any payment on or after December 15, 2021 must be paid in cash only.

The foregoing description of the GT&S Purchase Agreement and the Q-Pipe Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of such purchase agreements, copies of which are incorporated by reference as exhibits to this registration statement.

The assets acquired in the GT&S Transaction include over 5,700 miles of operational natural gas transmission lines, with approximately 13.9 Bcf per day of transportation capacity and 733 Bcf of operated natural gas storage with 299 Bcf of company-owned working storage capacity, and interest in a LNG export, import and storage facility, with LNG storage of 14.6 Bcf.

On October 29, 2020, BHE issued $3.75 billion of its 4.00% Perpetual Preferred Stock (the “Perpetual Preferred”) to certain subsidiaries of Berkshire Hathaway Inc. in order to fund the GT&S Cash Consideration and the Q-Pipe Cash Consideration. Under the terms of the Perpetual Preferred, BHE is permitted to redeem such Perpetual Preferred at par at any time.

The Exchange Offer

On March 24, 2020, we privately placed $1,250,000,000 aggregate principal amount of 2025 Initial Notes in a transaction exempt from registration under the Securities Act, on March 27, 2020, we privately placed $1,100,000,000 aggregate principal amount of 2030 Initial Notes and $900,000,000 aggregate principal amount of 2050 Initial Notes in a transaction exempt from registration under the Securities Act and on October 29, 2020 we privately placed $500,000,000 aggregate principal amount of 2031 Initial Notes and $1,500,000,000 aggregate principal amount of 2051 Initial Notes in a transaction exempt from registration under the Securities Act. In connection with the private placement of the 2025 Initial Notes, we entered into a registration rights agreement, dated as of March 24, 2020, with the initial purchasers of the 2025 Initial Notes, in connection with the private placement of the 2030 Initial Notes and the 2050 Initial Notes, we entered into a registration rights agreement, dated as of March 27, 2020, with the initial purchasers of the 2030 Initial Notes and the 2050 Initial Notes and in connection with the private placement of the 2031 Initial Notes and the 2051 Initial Notes, we entered into a registration rights agreement, dated as of October 29, 2020, with the initial purchasers of the 2031 Initial Notes and the 2051 Initial Notes (each a “Registration Rights Agreement” and, collectively the “Registration Rights Agreements”). In the Registration Rights Agreements, we agreed to offer the Exchange Notes, which will be registered under the Securities Act, in exchange for the Initial Notes. The Exchange Offer described in this prospectus is intended to satisfy our obligations under the Registration Rights Agreements. We also agreed to deliver this prospectus to the holders of the Initial Notes. You should read the discussion under the headings “Summary—Terms of the Notes” and “Description of the Notes” for information regarding the Notes.

The Exchange Offer	This is an offer to exchange (i) $1,000 in principal amount of the 2025 Exchange Notes for each $1,000 in principal amount of the 2025 Initial Notes, (ii) $1,000 in principal amount of the 2030 Exchange Notes for each $1,000 in principal amount of the 2030 Initial Notes, (iii) $1,000 in principal amount of the 2031 Exchange Notes for each $1,000 in principal amount of the 2031 Initial Notes, (iv) $1,000 in principal amount of the 2050 Exchange Notes for each $1,000 in principal amount of the 2050 Initial Notes and (v) $1,000 in principal amount of the 2051 Exchange Notes for each $1,000 in principal amount of the 2051 Initial Notes. The Exchange Notes are substantially identical to the Initial Notes, except that the Exchange Notes will generally be freely transferable. We believe that you can transfer the Exchange Notes without complying with the registration and prospectus delivery provisions of the Securities Act if you:

•   acquire the Exchange Notes in the ordinary course of your business;

•   are not, and do not intend to become, engaged in a distribution of the Exchange Notes;

•   are not an “affiliate” (within the meaning of the Securities Act) of ours;

•   are not a broker-dealer (within the meaning of the Securities Act) that acquired the Initial Notes from us or our affiliates; and

•   are not a broker-dealer (within the meaning of the Securities Act) that acquired the Initial Notes in a transaction as part of its market-making or other trading activities.

If you do not meet these requirements, your resale of Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act. Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties. The staff of the SEC has not considered this Exchange Offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this Exchange Offer.

If our belief is not accurate and you transfer an Exchange Note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume, or indemnify you against, this liability. See “The Exchange Offer—Terms of the Exchange.”

Registration Rights Agreement	We have agreed to file an exchange offer registration statement or, under certain circumstances, a shelf registration statement pursuant to the Registration Rights Agreements with respect to the Notes. The registration statement relating to the Exchange Offer described in this prospectus is intended to satisfy our obligations under the Registration Rights Agreements with respect to such exchange offer registration statement.

Minimum Condition	The Exchange Offer is not conditioned on any minimum aggregate principal amount of Initial Notes being tendered for exchange.

Expiration Date	The Exchange Offer will expire at 5:00 p.m., New York City time, on March 3, 2021, unless we extend it.

Exchange Date	The Initial Notes will be accepted for exchange at the time when all conditions of the Exchange Offer are satisfied or waived. The Exchange Notes will be issued and delivered promptly after the expiration of the Exchange Offer.

Conditions to the Exchange	Our obligation to complete the Exchange Offer is subject to certain conditions. See “The Exchange Offer—Conditions to the Exchange Offer.” We reserve the right to terminate the Exchange Offer if any such conditions shall have occurred or to amend the terms of the Exchange Offer in accordance with applicable law or regulation, in each case at any time prior to the expiration of the Exchange Offer on the expiration date.

Withdrawal Rights	You may withdraw the tender of your Initial Notes at any time before the expiration of the Exchange Offer on the expiration date. Any Initial Notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the Exchange Offer.

Procedures for Tendering Initial Notes	See “The Exchange Offer—How to Tender.”

U.S. Federal Income Tax Considerations	The exchange of the Initial Notes for the Exchange Notes is not expected to be a taxable exchange for U.S. federal income tax purposes, and holders are not expected to realize any taxable gain or loss as a result of such exchange. For additional information, see “Certain U.S. Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences to you of the Exchange Offer, as well as tax consequences of the ownership and disposition of the Exchange Notes.

Effect on Holders of Initial Notes	If the Exchange Offer is completed on the terms and within the period contemplated by this prospectus, holders of the Initial Notes will have no further registration or other rights under the Registration Rights Agreements, except under limited circumstances. See “The Exchange Offer—Other.”

Holders of Initial Notes who do not tender their Initial Notes will continue to hold those Initial Notes. All untendered, and tendered but unaccepted, Initial Notes will continue to be subject to the transfer restrictions provided for in the Initial Notes and the indenture under which the Initial Notes have been issued. To the extent that the Initial Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Initial Notes could be adversely affected. See “Risk Factors—Other Risks Associated with the Notes.” You may not be able to sell your Initial Notes if you do not exchange them for registered Exchange Notes in the Exchange Offer. Your ability to sell your Initial Notes may be significantly more limited and the price at which you may be able to sell your Initial Notes may be significantly lower if you do not exchange them for registered Exchange Notes in the Exchange Offer. See “The Exchange Offer—Other.”

Use of Proceeds	We will not receive any proceeds from the issuance of Exchange Notes in the Exchange Offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent in connection with the Exchange Offer.

Interest on Initial Notes Exchanged in the Exchange Offer	For each series of Exchange Notes offered hereby, holders of such Exchange Notes on the record date for the first interest payment date following the consummation of the Exchange Offer will be entitled to receive interest accruing from the issue date of the Initial Notes or, if interest has been paid, the most recent date to which interest has been paid on the Initial Notes.

Terms of the Notes

A brief description of the material terms of the Notes follows. For a more complete description, see “Description of the Notes.”

General

$1,250,000,000 aggregate principal amount of 4.050% Senior Notes due 2025.

$1,100,000,000 aggregate principal amount of 3.700% Senior Notes due 2030.

$500,000,000 aggregate principal amount of 1.650% Senior Notes due 2031.

$900,000,000 aggregate principal amount of 4.250% Senior Notes due 2050.

$1,500,000,000 aggregate principal amount of 2.850% Senior Notes due 2051.

The 2025 Initial Notes were, and the 2025 Exchange Notes will be, issued under a fourteenth supplement to, the 2030 Initial Notes and the 2050 Initial Notes were, and the 2030 Exchange Notes and the 2050 Exchange Notes will be, issued under a fifteenth supplement to, and the 2031 Initial Notes and the 2051 Initial Notes were, and the 2031 Exchange Notes and the 2051 Exchange Notes will be, issued under a sixteenth supplement to, the indenture, dated as of October 4, 2002, as amended to date, between us and The Bank of New York Mellon Trust Company, N.A., as trustee. Unless otherwise indicated, references hereafter to the securities in this prospectus include the securities previously issued under the indenture and which currently remain outstanding and the Notes (and any other series of notes, bonds or other securities hereafter issued under a supplemental indenture or otherwise pursuant to the indenture).

Maturity Dates

The 2025 Exchange Notes and the 2025 Initial Notes (collectively, the “2025 Notes”) will mature on April 15, 2025.

The 2030 Exchange Notes and the 2030 Initial Notes (collectively, the “2030 Notes”) will mature on July 15, 2030.

The 2031 Exchange Notes and the 2031 Initial Notes (collectively, the “2031 Notes”) will mature on May 15, 2031.

The 2050 Exchange Notes and the 2050 Initial Notes (collectively, the “2050 Notes”) will mature on October 15, 2050.

The 2051 Exchange Notes and the 2051 Initial Notes (collectively, the “2051 Notes”) will mature on May 15, 2051.

Interest Rates

The 2025 Notes will bear interest from March 24, 2020 at the rate of 4.050% per year.

The 2030 Notes will bear interest from March 27, 2020 at the rate of 3.700% per year.

The 2031 Notes will bear interest from October 29, 2020 at the rate of 1.650% per year.

The 2050 Notes will bear interest from March 27, 2020 at the rate of 4.250% per year.

The 2051 Notes will bear interest from October 29, 2020 at the rate of 2.850% per year.

Interest Payment Dates

Interest is payable on the 2025 Notes and the 2050 Notes on April 15 and October 15 of each year, beginning on October 15, 2020. Interest is payable on the 2030 Notes on January 15 and July 15 of each year, beginning on January 15, 2021. Interest is payable on the 2031 Notes and 2051 Notes on May 15 and November 15 of each year, beginning on May 15, 2021.

Optional Redemption

Each series of the Notes will be redeemable prior to maturity, in whole or in part, at our option, at any time or from time to time prior to March 15, 2025 (in the case of the 2025 Notes), April 15, 2030 (in the case of the 2030 Notes), February 15, 2031 (in the case of the 2031 Notes), April 15, 2050 (in the case of the 2050 Notes) or November 15, 2050 (in the case of the 2051 Notes) at a redemption price equal to the sum of (a) the greater of (1) 100% of the aggregate principal amount of the Notes to be redeemed and (2) a “make-whole” amount described under “Description of the Notes—Optional Redemption” in this prospectus plus (b) any accrued and unpaid interest on the Notes to be redeemed to, but not including, the redemption date.

On or after March 15, 2025 (in the case of the 2025 Notes), April 15, 2030 (in the case of the 2030 Notes). February 15, 2031 (in the case of the 2031 Notes), April 15, 2050 (in the case of the 2050 Notes) or November 15, 2050 (in the case of the 2051 Notes) we may redeem all or any part of the Notes of the applicable series, at any time or from time to time, at a redemption price equal to 100% of the principal amount of Notes to be redeemed, plus any accrued and unpaid interest to, but not including, the redemption date. See “Description of the Notes—Optional Redemption.”

Sinking Fund	No Series of the Notes will be subject to a mandatory sinking fund.

Ranking

Each series of the Notes will be our senior unsecured obligations and will rank pari passu in right of payment with all our other existing and future senior unsecured obligations (including the securities previously issued under the indenture) and senior in right of payment to all our future subordinated indebtedness, if any. Each series of the Notes will be effectively subordinated to all our existing and future secured obligations and to all existing and future obligations of our subsidiaries.

Change of Control

Upon the occurrence of a Change of Control, each holder of the Notes will have the right, at the holder’s option, to require us to repurchase all or any part of the holder’s Notes at a purchase price in cash equal to 101% of the principal thereof, plus any accrued and unpaid interest, if any, to the date of such purchase in accordance with the procedures set forth in the indenture. See “Description of the Notes— Covenants—Purchase of Securities Upon a Change of Control.”

Covenants

The indenture contains covenants that, among other things, restrict our ability to grant liens on our assets and our ability to merge, consolidate or transfer or lease all or substantially all of our assets. See “Description of the Notes—Covenants.”

Events of Default	The indenture contains events of default that are described below under “Description of the Notes—Events of Default.”

Trustee	The Bank of New York Mellon Trust Company, N.A, will be the trustee for the holders of the Notes.

Governing Law	The Notes, the indenture and the other documents for the offering of the Notes will be governed by the laws of the State of New York.

Risk Factors

This investment involves risks. Before you invest in the Notes, you should carefully consider the matters set forth under the heading “Risk Factors” on the next page and all other information in this prospectus.

RISK FACTORS

An investment in the Notes is subject to numerous risks and uncertainties, including, but not limited to, those described below. Careful consideration of these risks, together with all of the other information contained elsewhere in this prospectus and the documents incorporated by reference herein, should be made before making an investment decision. Additional risks and uncertainties not presently known or which we currently deem immaterial may also impair our business operations and our ability to service the Notes.

Our Corporate and Financial Structure Risks

We are a holding company and depend on distributions from subsidiaries, including joint ventures, to meet our obligations.

We are a holding company with no material assets other than the ownership interests in our subsidiaries and joint ventures, collectively referred to as our subsidiaries. Accordingly, cash flows and the ability to meet our obligations, including payment of principal, interest and any premium payments on the Notes, are largely dependent upon the earnings of our subsidiaries and the payment of such earnings to us in the form of dividends or other distributions. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due pursuant to the Notes or our other obligations, or to make funds available, whether by dividends or other payments, for the payment of amounts due pursuant to our Notes or our other obligations, and do not guarantee the payment of any of our obligations, including the Notes. Distributions from subsidiaries may also be limited by:

•	their respective earnings, capital requirements, and required debt and preferred stock payments;

•	the satisfaction of certain terms contained in financing, ring-fencing or organizational documents; and

•	regulatory restrictions that limit the ability of our regulated utility subsidiaries to distribute profits.

We are substantially leveraged, the terms of the Notes and our existing senior and junior subordinated debt do not (and the terms of our future debt are not expected to) restrict the incurrence of additional debt by us or our subsidiaries, and our senior debt, including the Notes, will be structurally subordinated to the debt of our subsidiaries, and each of such factors could adversely affect our consolidated financial results and our ability to service the Notes.

A significant portion of our capital structure is comprised of debt, and we expect to incur additional debt in the future to fund items such as, among others, acquisitions, capital investments, and the development and construction of new or expanded facilities. As of September 30, 2020, we had the following outstanding obligations:

•	senior unsecured debt of $11.5 billion (which did not include the 2031 Initial Notes and the 2051 Initial Notes);

•	junior subordinated debentures of $100 million;

•	short-term borrowings of $100 million;

•	guarantees and letters of credit in respect of subsidiary and equity method investments aggregating $260 million; and

•	commitments, subject to satisfaction of certain specified conditions, to provide equity contributions in support of renewable tax equity investments totaling $879 million.

Our consolidated subsidiaries also have significant amounts of outstanding debt, which totaled $33.9 billion as of September 30, 2020 (which did not include approximately $5.3 billion of existing indebtedness assumed as a part of the GT&S Transaction). These amounts exclude (a) trade debt, (b) preferred stock obligations, (c) letters of credit in respect of subsidiary debt, and (d) our share of the outstanding debt of our own or our subsidiaries’ equity method investments.

Given our substantial leverage, we may not have sufficient cash to service our debt, including the Notes, which could limit our ability to finance future acquisitions, develop and construct additional projects, or operate successfully under difficult conditions, including those brought on by adverse national and global economies, unfavorable financial markets or growth conditions where our capital needs may exceed our ability to fund them. Our leverage could also impair our credit quality or the credit quality of our subsidiaries, making it more difficult to finance operations or issue future debt on favorable terms, and could result in a downgrade in debt ratings, including those of the Notes, by credit rating agencies.

The terms of the Notes and our other senior debt and our subsidiaries’ debt do not limit our ability or the ability of our subsidiaries to incur additional debt or issue preferred stock. Accordingly, we or our subsidiaries could enter into acquisitions, new financings, refinancings, recapitalizations, capital leases or other highly leveraged transactions that could significantly increase our or our subsidiaries’ total amount of outstanding debt. The interest payments needed to service this increased level of debt could adversely affect our consolidated financial results and our ability to service the Notes. Many of our subsidiaries’ debt agreements contain covenants, or may in the future contain covenants, that restrict or limit, among other things, such subsidiaries’ ability to create liens, sell assets, make certain distributions, incur additional debt or miss contractual deadlines or requirements, and our ability to comply with these covenants may be affected by events beyond our control. Further, if an event of default accelerates a repayment obligation and such acceleration results in an event of default under some or all of our other debt or the indenture for the Notes, we may not have sufficient funds to repay all of the accelerated debt and the Notes simultaneously, and the other risks described under “Our Corporate and Financial Structure Risks” may be magnified as well.

Because we are a holding company, the claims of our senior debt holders are structurally subordinated with respect to the assets and earnings of our subsidiaries. Therefore, your rights and the rights of our other creditors to participate in the assets of any subsidiary in the event of a liquidation or reorganization are subject to the prior claims of the subsidiary’s creditors and preferred shareholders, if any. In addition, pursuant to separate financing agreements, substantially all of PacifiCorp’s electric utility properties, MidAmerican Energy’s electric utility properties in the state of Iowa, Nevada Power’s and Sierra Pacific’s properties in the state of Nevada, AltaLink’s transmission properties, the equity interest of MidAmerican Funding’s subsidiary and substantially all of the assets of the subsidiaries of BHE Renewables that are direct or indirect owners of solar and wind generation projects, are directly or indirectly pledged to secure their financings and, therefore, may be unavailable as potential sources of repayment of the Notes and our other senior debt.

A downgrade in our credit ratings or the credit ratings of our subsidiaries could negatively affect our or our subsidiaries’ access to capital, increase the cost of borrowing or raise energy transaction credit support requirements.

Our senior unsecured debt and our subsidiaries’ long-term debt are rated by various rating agencies. We cannot give assurance that our senior unsecured debt rating or any of our subsidiaries’ long-term debt ratings will not be reduced in the future. Although none of our outstanding debt has rating-downgrade triggers that would accelerate a repayment obligation, a credit rating downgrade would increase our borrowing costs and commitment fees on our revolving credit agreements and other financing arrangements, perhaps significantly. In addition, we would likely be required to pay a higher interest rate in future financings, and the potential pool of investors and funding sources would likely decrease. Further, access to the commercial paper market could be significantly limited, resulting in higher interest costs.

Similarly, any downgrade or other event negatively affecting the credit ratings of our subsidiaries could make their costs of borrowing higher or access to funding sources more limited, which in turn could cause us to provide liquidity in the form of capital contributions or loans to such subsidiaries, thus reducing our and our subsidiaries’ liquidity and borrowing capacity.

Most of our subsidiaries’ large wholesale customers, suppliers and counterparties require our subsidiaries to have sufficient creditworthiness in order to enter into transactions, particularly in the wholesale energy markets.

If the credit ratings of our subsidiary or subsidiaries were to decline, especially below investment grade, such subsidiary or subsidiaries’ financing costs and borrowings would likely increase because certain counterparties may require collateral in the form of cash, a letter of credit or some other form of security for existing transactions and as a condition to entering into future transactions with such subsidiary or subsidiaries. Amounts could be material and could adversely affect such subsidiary or subsidiaries’ liquidity and cash flows.

Our majority shareholder, Berkshire Hathaway, could exercise control over us in a manner that would benefit Berkshire Hathaway to the detriment of our creditors.

Berkshire Hathaway is our majority owner and has control over all decisions requiring shareholder approval. In circumstances involving a conflict of interest between Berkshire Hathaway and our creditors, Berkshire Hathaway could exercise its control in a manner that would benefit Berkshire Hathaway to the detriment of our creditors.

Our Business Risks

Much of our growth has been achieved through acquisitions, and any such acquisition may not be successful.

Much of our growth has been achieved through acquisitions. Future acquisitions may range from buying individual assets to the purchase of entire businesses. We will continue to investigate and pursue opportunities for future acquisitions that we believe, but cannot assure you, may increase value and expand or complement existing businesses. We may participate in bidding or other negotiations at any time for such acquisition opportunities which may or may not be successful.

Any acquisition entails numerous risks, including, among others:

•

the failure to complete the transaction for various reasons, such as the inability to obtain the required regulatory approvals, materially adverse developments in the potential acquiree’s business or financial condition or successful intervening offers by third parties;

•	the failure of the combined business to realize the expected benefits;

•

the risk that federal, state or foreign regulators or courts could require regulatory commitments or other actions in respect of acquired assets, potentially including programs, contributions, investments, divestitures and market mitigation measures;

•	the risk of unexpected or unidentified issues not discovered in the diligence process; and

•	the need for substantial additional capital and financial investments.

An acquisition could cause an interruption of, or a loss of momentum in, the activities of one or more of our subsidiaries. In addition, the final orders of regulatory authorities approving acquisitions may be subject to appeal by third parties. The diversion of our management’s attention and any delays or difficulties encountered in connection with the approval and integration of the acquired operations could adversely affect our combined businesses and financial results and could impair our ability to realize the anticipated benefits of the acquisition.

We cannot assure you that future acquisitions, if any, or any integration efforts will be successful, or that our ability to repay our obligations, including the Notes, will not be adversely affected by any future acquisitions.

Our subsidiaries are subject to operating uncertainties and events beyond Berkshire Hathaway Energy’s control that impact the costs to operate, maintain, repair and replace utility and interstate natural gas pipeline systems, which could adversely affect our consolidated financial results and our ability to service the Notes.

The operation of complex utility systems or interstate natural gas pipeline and storage systems that are spread over large geographic areas involves many operating uncertainties and events beyond our and our subsidiaries’ control. These potential events include the breakdown or failure of our thermal, nuclear, hydroelectric, solar, wind and other electricity generating facilities and related equipment, compressors, pipelines, transmission and distribution lines or other equipment or processes, which could lead to catastrophic events; unscheduled outages; strikes, lockouts or other labor-related actions; shortages of qualified labor; transmission and distribution system constraints; failure to obtain, renew or maintain rights-of-way, easements and leases on United States federal, Native American, First Nations or tribal lands; terrorist activities or military or other actions, including cyber attacks; fuel shortages or interruptions; unavailability of critical equipment, materials and supplies; low water flows and other weather-related impacts; performance below expected levels of output, capacity or efficiency; operator error; third party excavation errors; unexpected degradation of pipeline systems; design, construction or manufacturing defects; and catastrophic events such as severe storms, floods, fires, earthquakes, explosions, landslides, an electromagnetic pulse, mining incidents, litigation, wars, terrorism, pandemics (including potentially in relation to COVID-19) and embargoes. A catastrophic event might result in injury or loss of life, extensive property damage or environmental or natural resource damages. For example, in the event of an uncontrolled release of water at one of PacifiCorp’s high hazard potential hydroelectric dams, it is probable that loss of human life, disruption of lifeline facilities and property damage could occur in the downstream population and civil or other penalties could be imposed by the Federal Energy Regulatory Commission (“FERC”). Any of these events or other operational events could significantly reduce or eliminate our subsidiaries’ revenue or significantly increase their expenses, thereby reducing the availability of distributions to us. For example, if our subsidiaries cannot operate their electricity or natural gas facilities at full capacity due to damage caused by a catastrophic event, their revenue could decrease and their expenses could increase due to the need to obtain energy from more expensive sources. Further, we and our subsidiaries self-insure many risks, and current and future insurance coverage may not be sufficient to replace lost revenue or cover repair and replacement costs or other damages. The scope, cost and availability of our and our subsidiaries’ insurance coverage may change, including the portion that is self-insured. Any reduction of our subsidiaries’ revenue or increase in their expenses resulting from the risks described above, could adversely affect our consolidated financial results and our ability to service the Notes.

We and our subsidiaries are subject to increasing risk from catastrophic wildfires and may be unable to obtain enough insurance coverage at a reasonable cost, or at all, to adequately protect us or our subsidiaries from liability, which could materially affect our consolidated financial results and liquidity, and our ability to service the Notes.

The risk of catastrophic and severe wildfires has increased in the western United States giving rise to large damage claims against utilities for fire-related losses. Catastrophic and severe wildfires can occur in PacifiCorp’s, Nevada Power’s and Sierra Pacific’s

(the “Western Domestic Utilities”) service territory, even when the Western Domestic Utilities effectively implement their wildfire mitigation plans and prudently manage their systems.

In California, for example, where PacifiCorp operates, “inverse condemnation” currently exposes utilities to potential liability for property damages where the utility’s electrical equipment was a substantial cause of the wildfire. California courts have held that utilities can be held liable under inverse condemnation without being found negligent and regardless of fault. California law also permits inverse condemnation plaintiffs to recover attorney’s fees. As a result of inverse condemnation being applied to utilities and wildfire damages, recent losses recorded by insurance companies, and the risk of an increase in the frequency, duration and size of wildfires, insurance for wildfire liabilities may not be available or may be available only at rates that are prohibitively expensive. In addition, even if insurance for wildfire liabilities is available, it may not be available in amounts necessary to cover potential losses. Uninsured losses and increases in the cost of insurance may be challenged when PacifiCorp seeks cost recovery and may not be recoverable in customer rates.

The Western Domestic Utilities monitor weather conditions with specific thresholds for designated high fire consequence areas to help ensure the safe and reliable operation of their systems during periods of elevated wildfire ignition risk. Should weather conditions become extreme, the Western Domestic Utilities may de-energize certain sections of their distribution and transmission facilities as a last resort to minimize risk to the public. These “public safety power shutoffs” could be subject to increased scrutiny by regulators and policy makers. And, although “public safety power shutoffs” are intended to minimize risk of wildfire ignition, de-energization may cause other damages for which the Western Domestic Utilities could be held liable.

Damage claims against PacifiCorp for the 2020 Wildfires (as defined below) may materially affect PacifiCorp’s financial condition and results of operations.

In September 2020, a severe weather event resulting in high winds, low humidity and warm temperatures contributed to several major wildfires, private and public property damage, personal injuries and loss of life and widespread power outages in Oregon and California (the “2020 Wildfires”). The 2020 Wildfires spread over certain parts of PacifiCorp’s service territory and surrounding areas in Oregon and California and are now 100% contained. Investigations into the cause and origin of each wildfire are complex and ongoing. Although those investigations are not complete, several civil actions (including a putative class action) have been filed in Oregon and California on behalf of citizens and businesses who suffered damages from fires allegedly involving PacifiCorp’s equipment. It is possible that additional lawsuits against PacifiCorp may be filed in Oregon or California with respect to the 2020 Wildfires. If PacifiCorp is found liable for damages related to the 2020 Wildfires and is unable to, or believes that it will be unable to, recover those damages through insurance or customer rates, or access the bank and capital markets on reasonable terms, PacifiCorp’s financial results and our ability to service the Notes could be adversely affected.

Our businesses could be adversely affected by COVID-19 or other pathogens, or similar crises.

Our businesses could be adversely affected by the worldwide outbreak of COVID-19 generally and more specifically in the markets in which we operate, including, without limitation, if our and our subsidiaries’ utility customers experience decreases in demand for their products and services or otherwise reduce their consumption of electricity or natural gas that we supply, or if we or our subsidiaries experience material payment defaults by their customers. For example, if the tourism industry in Nevada further experiences a significant and extended decrease as a result of changes in customer behavior, demand for electricity sold by our Nevada utility subsidiaries could decrease. In addition, our results and financial condition may be adversely affected by federal, state or local legislation related to COVID-19 (or other similar laws, regulations, orders or other governmental or regulatory actions) that would impose a moratorium on terminating electric or natural gas utility services, including related assessment of late fees, due to non-payment or other circumstances. Certain of our businesses have already temporarily implemented certain of these measures, either voluntarily or in accordance with requirements of the respective business’s public utility commissions. These requirements will likely remain for the duration of the COVID-19 emergency. Additionally, our residential real estate brokerage business, operated through our subsidiary HomeServices, could experience a prolonged decline in residential property transactions (which could be significant) if potential customers elect to defer purchases in reaction to any substantial outbreak, or fear of such outbreak, of COVID-19 or other pathogen, or due to general economic uncertainty such as high unemployment levels, in some or all of the real estate markets in which HomeServices operates. The government and regulators could impose other requirements on us or our subsidiaries businesses that could have an adverse impact on our consolidated financial results and our ability to service the Notes.

Further, the recent outbreak of COVID-19, or another pathogen, could disrupt supply chains (including supply chains for energy generation, steel or transmission wire) relating to the markets we and our subsidiaries serve, which could adversely impact our or our subsidiaries’ ability to generate or supply power. In addition, such disruptions to the supply chain could delay certain of our construction and other capital expenditure projects, including construction and repowering of our renewable generation projects. Such disruptions could adversely affect our consolidated future financial results and our ability to service the Notes.

Such declines in demand, any inability to generate or supply power or delays in capital projects could also significantly reduce cash flows at our subsidiaries, thereby reducing the availability of distributions to us, which could adversely affect our consolidated financial results and our ability to service the Notes.

We and our subsidiaries’ businesses are subject to extensive federal, state, local and foreign legislation and regulation, including numerous environmental, health, safety, reliability, data privacy and other laws and regulations that affect us and our businesses’ operations and costs. These laws and regulations are complex, dynamic and subject to new interpretations or change. In addition, new laws and regulations, including initiatives regarding deregulation and restructuring of the utility industry, are continually being proposed and enacted that impose new or revised requirements or standards on us and our businesses.

We and our businesses are required to comply with numerous federal, state, local and foreign laws and regulations as described in “General Regulation” and “Environmental Laws and Regulations” in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein, that have broad application to us and our subsidiaries and limit Berkshire Hathaway Energy’s ability to independently make and implement management decisions regarding, among other items, acquiring businesses; constructing, acquiring, disposing or retiring of operating assets; operating and maintaining generating facilities and transmission and distribution system assets; complying with pipeline safety and integrity and environmental requirements; setting rates charged to customers; establishing capital structures and issuing debt or equity securities; transacting between subsidiaries and affiliates; and paying dividends or similar distributions. These laws and regulations, which are followed in developing Berkshire Hathaway Energy’s safety and compliance programs and procedures, are implemented and enforced by federal, state and local regulatory agencies, such as, among others, the Occupational Safety and Health Administration, the FERC, the Environmental Protection Agency (“EPA”), the Department of Transportation, the Nuclear Regulatory Commission (“NRC”), the Federal Mine Safety and Health Administration and various state regulatory commissions in the United States, and foreign regulatory agencies, such as the Gas and Electricity Markets Authority (“GEMA”), which discharges certain of its powers through its staff within its office of gas and electric markets (known as “Ofgem”), in Great Britain and the Alberta Utilities Commission (“AUC”) in Alberta, Canada.

Compliance with applicable laws and regulations generally requires our subsidiaries to obtain and comply with a wide variety of licenses, permits, inspections, audits and other approvals. Further, compliance with laws and regulations can require significant capital and operating expenditures, including expenditures for new equipment, inspection, cleanup costs, removal and remediation costs and damages arising out of contaminated properties. Compliance activities pursuant to existing or new laws and regulations could be prohibitively expensive or otherwise uneconomical. As a result, we could be required to shut down some facilities or materially alter their operations. Further, our subsidiaries may not be able to obtain or maintain all required environmental or other regulatory approvals and permits for their operating assets or development projects. Delays in, or active opposition by third parties to, obtaining any required environmental or regulatory authorizations or failure to comply with the terms and conditions of the authorizations may increase costs or prevent or delay our subsidiaries from operating their facilities, developing or favorably locating new facilities or expanding existing facilities. If any of our subsidiaries fails to comply with any environmental or other regulatory requirements, they may be subject to penalties and fines or other sanctions, including changes to the way their electricity generating facilities are operated that may adversely impact generation or how Northern Natural Gas Company and Kern River (the “Pipeline Companies”) are permitted to operate their systems that may adversely impact throughput. The costs of complying with laws and regulations could adversely affect our consolidated financial results and our ability to service the Notes. Not being able to operate existing facilities or develop new generating facilities to meet customer electricity needs could require our subsidiaries to increase their purchases of electricity on the wholesale market, which could increase market and price risks and adversely affect our consolidated financial results and our ability to service the Notes.

Existing laws and regulations, while comprehensive, are subject to changes and revisions from ongoing policy initiatives by legislators and regulators and to interpretations that may ultimately be resolved by the courts. For example, changes in laws and regulations could result in, but are not limited to, increased competition and decreased revenues within our subsidiaries’ service territories, such as the recently-defeated Nevada Energy Choice Initiative; new environmental requirements, including the implementation of or changes to the regulations to address greenhouse gas (“GHG”) emissions from existing fossil-fueled generating facilities (the “Affordable Clean Energy Rule”), renewable portfolio standards and GHG emissions reduction goals; the issuance of new or stricter air quality standards; the implementation of energy efficiency mandates; the issuance of regulations governing the management and disposal of coal combustion byproducts; changes in forecasting requirements; changes to our subsidiaries’ service territories as a result of condemnation or takeover by municipalities or other governmental entities, particularly where they lack the exclusive right to serve their customers; the inability of our subsidiaries to recover their costs on a timely basis, if at all; new pipeline safety requirements; or a negative impact on our subsidiaries’ current cost recovery arrangements. In addition to changes in existing legislation and regulation, new laws and regulations are likely to be enacted from time to time that impose additional or new requirements or standards on our businesses. Recent actions by the EPA in passing the

Affordable Clean Energy Rule could increase the filing of common law nuisance lawsuits against emitters of GHG. Adverse rulings in GHG-related cases could result in increased or changed regulations and could increase costs for GHG emitters, including our subsidiaries’ generating facilities. The GHG rules, changes to those rules, and our compliance requirements are subject to potential outcomes from proceedings and litigation challenging the rules.

New federal, regional, state and international accords, legislation, regulation, or judicial proceedings limiting GHG emissions could have a material adverse impact on us and our subsidiaries, the United States and the global economy. Companies and industries with higher GHG emissions, such as utilities with significant coal-fueled generating facilities, will be subject to more direct impacts and greater financial and regulatory risks. The impact is dependent on numerous factors, none of which can be meaningfully quantified at this time. These factors include, but are not limited to, the magnitude and timing of GHG emissions reduction requirements; the design of the requirements; the cost, availability and effectiveness of emissions control technology; the price, distribution method and availability of offsets and allowances used for compliance; government-imposed compliance costs; and the existence and nature of incremental cost recovery mechanisms. Examples of how new requirements may impact us and our subsidiaries include:

•

Additional costs may be incurred to purchase required emissions allowances under any market-based cap-and-trade system in excess of allocations that are received at no cost. These purchases would be necessary until new technologies could be developed and deployed to reduce emissions or lower carbon generation is available;

•	Acquiring and renewing construction and operating permits for new and existing generating facilities may be costly and difficult;

•	Additional costs may be incurred to purchase and deploy new generating technologies;

•

Costs may be incurred to retire existing coal-fueled generating facilities before the end of their otherwise useful lives or to convert them to burn fuels, such as natural gas or biomass, that result in lower emissions;

•	Operating costs may be higher and generating unit outputs may be lower;

•	Higher interest and financing costs and reduced access to capital markets may result to the extent that financial markets view climate change and GHG emissions as a greater business risk; and

•	Our subsidiaries’ natural gas pipeline operations, electric transmission and retail sales may be impacted in response to changes in customer demand and requirements to reduce GHG emissions.

The impact of events or conditions caused by climate change, whether from natural processes or human activities, are uncertain and could vary widely, from highly localized to worldwide, and the extent to which a utility’s operations may be affected is uncertain. Climate change may cause physical and financial risk through, among other things, sea level rise, changes in precipitation and extreme weather events. Consumer demand for energy may increase or decrease, based on overall changes in weather and as customers promote lower energy consumption through the continued use of energy efficiency programs or other means. Availability of resources to generate electricity, such as water for hydroelectric production and cooling purposes, may also be impacted by climate change and could influence our subsidiaries’ existing and future electricity generating portfolio. These issues may have a direct impact on the costs of electricity production and increase the price customers pay or their demand for electricity.

Implementing actions required under, and otherwise complying with, new federal and state laws and regulations and changes in existing ones are among the most challenging aspects of managing utility operations. We cannot accurately predict the type or scope of future laws and regulations that may be enacted, changes in existing ones or new interpretations by agency orders or court decisions nor can we determine their impact on us at this time; however, any one of these could adversely affect our consolidated financial results and our ability to service the Notes through higher capital expenditures and operating costs, early closure of generating facilities or lower tax benefits or restrict or otherwise cause an adverse change in how we operate our businesses. To the extent that our regulated subsidiaries are not allowed by their regulators to recover or cannot otherwise recover the costs to comply with new laws and regulations or changes in existing ones, the costs of complying with such additional requirements could have a material adverse effect on our consolidated financial results and our ability to service the Notes. Additionally, even if such costs are recoverable in rates, if they are substantial and result in rates increasing to levels that substantially reduce customer demand, this could have a material adverse effect on our consolidated financial results and our ability to service the Notes.

Recovery of costs and certain activities by our subsidiaries are subject to regulatory review and approval, and the inability to recover costs or undertake certain activities may adversely affect our consolidated financial results and our ability to service the Notes.

State Regulatory Rate Review Proceedings

PacifiCorp, MidAmerican Energy, Nevada Power and Sierra Pacific (collectively, the “Utilities”) establish rates for their regulated retail service through state regulatory proceedings. These proceedings typically involve multiple parties, including government bodies and officials, consumer advocacy groups and various consumers of energy, who have differing concerns but generally have the common objective of limiting rate increases or requesting rate decreases while also requiring the Utilities to ensure system reliability. Decisions are subject to judicial appeal, potentially leading to further uncertainty associated with the approval proceedings.

States set retail rates based in part upon the state regulatory commission’s acceptance of an allocated share of total utility costs. When states adopt different methods to calculate interjurisdictional cost allocations, some costs may not be incorporated into rates of any state or other jurisdiction. Ratemaking is also generally done on the basis of estimates of normalized costs, so if a given year’s realized costs are higher than normalized costs, rates may not be sufficient to cover those costs. In some cases, actual costs are lower than the normalized or estimated costs recovered through rates and from time-to-time may result in a state regulator requiring refunds to customers. Each state regulatory commission generally sets rates based on a test year established in accordance with that commission’s policies. The test year data adopted by each state regulatory commission may create a lag between the incurrence of a cost and its recovery in rates. Each state regulatory commission also decides the allowed levels of expense, investment and capital structure that it deems are prudently incurred in providing the service and may disallow recovery in rates for any costs that it believes do not meet such standard. Additionally, each state regulatory commission establishes the allowed rate of return the Utilities will be given an opportunity to earn on their sources of capital. While rate regulation is premised on providing a fair opportunity to earn a reasonable rate of return on invested capital, the state regulatory commissions do not guarantee that we will be able to realize the allowed rate of return or recover all of our costs even if we believe such costs to be prudently incurred.

Some state regulatory commissions have authorized recovery of certain costs above the level assumed in establishing base rates through adjustment mechanisms, which may be subject to customer sharing. Any significant increase in fuel costs for electricity generation or purchased electricity costs could have a negative impact on the Utilities, despite efforts to minimize this impact through the use of hedging contracts and adjustment mechanisms or through future general regulatory rate reviews. Any of these consequences could adversely affect our consolidated financial results and our ability to service the Notes.

FERC Jurisdiction

The FERC authorizes cost-based rates associated with transmission services provided by the Utilities’ transmission facilities. Under the Federal Power Act, the Utilities, or Midcontinent Independent System Operator, Inc. (“MISO”) as it relates to MidAmerican Energy, may voluntarily file, or may be obligated to file, for changes, including general rate changes, to their system-wide transmission service rates. General rate changes implemented may be subject to refund. The FERC also has responsibility for approving both cost- and market-based rates under which the Utilities sell electricity in the wholesale market, has jurisdiction over most of PacifiCorp’s hydroelectric generating facilities and has broad jurisdiction over energy markets. The FERC may impose price limitations, bidding rules and other mechanisms to address some of the volatility of these markets or could revoke or restrict the ability of the Utilities to sell electricity at market-based rates, which could adversely affect our consolidated financial results and our ability to service the Notes. The FERC also maintains rules concerning standards of conduct, affiliate restrictions, interlocking directorates and cross-subsidization. As a transmission owning member of MISO, MidAmerican Energy is also subject to MISO-directed modifications of market rules, which are subject to FERC approval and operational procedures. As participants in the Energy Imbalance Market, PacifiCorp, Nevada Power and Sierra Pacific are also subject to applicable California Independent System Operator Corporation rules, which are subject to FERC approval and operational procedures. The FERC may also impose substantial civil penalties for any non-compliance with the Federal Power Act and the FERC’s rules and orders.

The North American Electric Reliability Corporation (“NERC”) has standards in place to ensure the reliability of the electric generation system and transmission grid. The Utilities are subject to the NERC’s regulations and periodic audits to ensure compliance with those regulations. The NERC may carry out enforcement actions for non-compliance and administer significant financial penalties, subject to the FERC’s review.

The FERC has jurisdiction over, among other things, the construction, abandonment, modification and operation of natural gas pipelines and related facilities used in the transportation, storage and sale of natural gas in interstate commerce, including all rates, charges and terms and conditions of service. The FERC also has market transparency authority and has adopted additional reporting and internet posting requirements for natural gas pipelines and buyers and sellers of natural gas.

Rates for the interstate natural gas transmission and storage operations at the Pipeline Companies, which include reservation, commodity, surcharges, fuel and gas lost and unaccounted for charges, are authorized by the FERC. In accordance with the FERC’s rate-making principles, the Pipeline Companies’ current maximum tariff rates are designed to recover prudently incurred costs included in their pipeline system’s regulatory cost of service that are associated with the construction, operation and maintenance of their pipeline system and to afford the Pipeline Companies an opportunity to earn a reasonable rate of return. Nevertheless, the rates the FERC authorizes the Pipeline Companies to charge their customers may not be sufficient to recover the costs incurred to provide services in any given period. Moreover, from time to time, the FERC may change, alter or refine its policies or methodologies for establishing pipeline rates and terms and conditions of service. In addition, the FERC has the authority under Section 5 of the Natural Gas Act of 1938 to investigate whether a pipeline may be earning more than its allowed rate of return and, when appropriate, to institute proceedings against such pipeline to prospectively reduce rates. Any such proceedings, if instituted, could result in significantly adverse rate decreases.

Under FERC policy, interstate pipelines and their customers may execute contracts at negotiated rates, which may be above or below the maximum tariff rate for that service or the pipeline may agree to provide a discounted rate, which would be a rate between the maximum and minimum tariff rates. In a rate proceeding, rates in these contracts are generally not subject to adjustment. It is possible that the cost to perform services under negotiated or discounted rate contracts will exceed the cost used in the determination of the negotiated or discounted rates, which could result either in losses or lower rates of return for providing such services. Under certain circumstances, FERC policy allows interstate natural gas pipelines to design new maximum tariff rates to recover such costs in regulatory rate reviews. However, with respect to discounts granted to affiliates, the interstate natural gas pipeline must demonstrate that the discounted rate was necessary in order to meet competition.

GEMA Jurisdiction

Northern Powergrid (Northeast) plc and Northern Powergrid (Yorkshire) plc (collectively, the “Northern Powergrid Distribution Companies”), as Distribution Network Operators (“DNOs”) and holders of electricity distribution licenses, are subject to regulation by GEMA. Most of the revenue of a DNO is controlled by a distribution price control formula set out in the electricity distribution license. The price control formula does not directly constrain profits from year to year, but is a control on revenue that operates independent of a significant portion of the DNO’s actual costs. A resetting of the formula does not require the consent of the DNO, but if a licensee disagrees with a change to its license it can appeal the matter to the United Kingdom’s Competition and Markets Authority. GEMA is able to impose financial penalties on DNOs that contravene any of their electricity distribution license duties or certain of their duties under British law, or fail to achieve satisfactory performance of individual standards prescribed by GEMA. Any penalty imposed must be reasonable and may not exceed 10% of the DNO’s revenue. During the term of any price control, additional costs have a direct impact on the financial results of the Northern Powergrid Distribution Companies.

AUC Jurisdiction

The AUC is an independent, quasi-judicial agency established by the province of Alberta, Canada, which is responsible for, among other things, approving the tariffs of transmission facility owners, including AltaLink, L.P. (“ALP”), and distribution utilities, acquisitions of such transmission facility owners or utilities, and construction and operation of new transmission projects in Alberta. The AUC also investigates and rules on regulated rate disputes and system access problems.

The AUC regulates and oversees Alberta’s electricity transmission sector with broad authority that may impact many of ALP’s activities, including its tariffs, rates, construction, operations and financing. The AUC has various core functions in regulating the Alberta electricity transmission sector, including the following:

•	regulating and adjudicating issues related to the operation of electric utilities within Alberta;

•

processing and approving general tariff applications relating to revenue requirements and rates of return including deemed capital structure for regulated utilities while ensuring that utility rates are just and reasonable and approval of the transmission tariff rates of regulated transmission providers by the Alberta Electric System Operator (“AESO”), which is the independent transmission system operator in Alberta that controls the operation of AltaLink’s transmission system;

•	approving the need for new electricity transmission facilities and permits to build and licenses to operate electricity transmission facilities;

•	reviewing operations and accounts from electric utilities and conducting on-site inspections to ensure compliance with industry regulations and standards;

•	adjudicating enforcement issues including the imposition of administrative penalties that arise when market participants violate the rules of the AESO; and

•	collecting, storing, analyzing, appraising and disseminating information to effectively fulfill its duties as an industry regulator.

In addition, AUC approval is required in connection with new energy and regulated utility initiatives in Alberta, amendments to existing approvals and financing proposals by designated utilities.

Physical or cyber attacks, both threatened and actual, could impact our and our subsidiaries’ operations and could adversely affect our consolidated financial results and our ability to service the Notes.

We and our subsidiaries rely on technology in virtually all aspects of our business. Like those of many large businesses, certain of our technology systems have been subject to computer viruses, malicious codes, unauthorized access, phishing efforts, denial-of-service attacks and other cyber attacks and we expect to be subject to similar attacks in the future as such attacks become more sophisticated and frequent. A significant disruption or failure of our technology systems by physical or cyber attack could result in service interruptions, safety failures, security events, regulatory compliance failures, an inability to protect information and assets against unauthorized users, and other operational difficulties. Attacks perpetrated against our and our subsidiaries’ systems could result in loss of assets and critical information and expose us and our subsidiaries to remediation costs and reputational damage.

Although we and our subsidiaries have taken steps intended to mitigate these risks, a significant disruption or cyber intrusion could adversely affect our and our subsidiaries’ financial results. Cyber attacks could further adversely affect our and our subsidiaries’ abilities to operate facilities, information technology and business systems, or compromise sensitive customer and employee information. In addition, physical or cyber attacks against key suppliers or service providers could have a similar effect on us and our subsidiaries. Additionally, if we or our subsidiaries’ are unable to acquire, develop, implement, adopt or protect rights around new technology, we or our subsidiaries’ may suffer a competitive disadvantage.

Our subsidiaries are actively pursuing, developing and constructing new or expanded facilities, the completion and expected costs of which are subject to significant risk, and our subsidiaries have significant funding needs related to their planned capital expenditures.

Through our subsidiaries, we actively pursue, develop and construct new or expanded facilities. Our subsidiaries expect to incur significant annual capital expenditures over the next several years. Such expenditures may include construction and other costs for new electricity generating facilities, electric transmission or distribution projects, environmental control and compliance systems, natural gas storage facilities, new or expanded pipeline systems, and continued maintenance and upgrades of existing assets.

Development and construction of major facilities are subject to substantial risks, including fluctuations in the price and availability of commodities, manufactured goods, equipment, and the imposition of tariffs thereon when sourced by foreign providers, labor, siting and permitting and changes in environmental and operational compliance matters, load forecasts and other items over a multi-year construction period, as well as counterparty risk and the economic viability of our suppliers, customers and contractors. Certain of our construction projects are substantially dependent upon a single supplier or contractor and replacement of such supplier or contractor may be difficult and cannot be assured. These risks may result in the inability to timely complete a project or higher than expected costs to complete an asset and place it in-service and, in extreme cases, the loss of the power purchase agreements or other long-term off-take contracts underlying such projects. Such costs may not be recoverable in the regulated rates or market or contract prices our subsidiaries are able to charge their customers. Delays in construction of renewable projects may result in delayed in-service dates which may result in the loss of anticipated revenue or income tax benefits. It is also possible that additional generation needs may be obtained through power purchase agreements, which could increase long-term purchase obligations and force reliance on the operating performance of a third party. The inability to successfully and timely complete a project, avoid unexpected costs or recover any such costs could adversely affect our consolidated financial results and our ability to service the Notes.

Furthermore, our subsidiaries depend upon both internal and external sources of liquidity to provide working capital and to fund capital requirements. If we do not provide needed funding to our subsidiaries and our subsidiaries are unable to obtain funding from external sources, they may need to postpone or cancel planned capital expenditures.

A significant sustained decrease in demand for electricity or natural gas in the markets served by our subsidiaries would decrease our operating revenue, could impact our planned capital expenditures and could adversely affect our consolidated financial results and our ability to service the Notes.

A significant sustained decrease in demand for electricity or natural gas in the markets served by our subsidiaries would decrease our operating revenue, could impact our planned capital expenditures and could adversely affect our consolidated financial results and our ability to service the Notes. Factors that could lead to a decrease in market demand include, among others:

•	a depression, recession or other adverse economic condition that results in a lower level of economic activity or reduced spending by consumers on electricity or natural gas;

•	an increase in the market price of electricity or natural gas or a decrease in the price of other competing forms of energy;

•	shifts in competitively priced natural gas supply sources away from the sources connected to the Pipeline Companies’ systems, including shale gas sources;

•

efforts by customers, legislators and regulators to reduce the consumption of electricity generated or distributed by our subsidiaries through various existing laws and regulations, as well as, deregulation, conservation, energy efficiency and private generation measures and programs;

•	laws mandating or encouraging renewable energy sources, which may decrease the demand for electricity and natural gas or change the market prices of these commodities;

•

higher fuel taxes or other governmental or regulatory actions that increase, directly or indirectly, the cost of natural gas or other fuel sources for electricity generation or that limit the use of natural gas or the generation of electricity from fossil fuels;

•

a shift to more energy-efficient or alternative fuel machinery or an improvement in fuel economy, whether as a result of technological advances by manufacturers, legislation mandating higher fuel economy or lower emissions, price differentials, incentives or otherwise;

•

a reduction in the state or federal subsidies or tax incentives that are provided to agricultural, industrial or other customers, or a significant sustained change in prices for commodities such as ethanol or corn for ethanol manufacturers; and

•	sustained mild weather that reduces heating or cooling needs.

Our subsidiaries’ operating results may fluctuate on a seasonal and quarterly basis and may be adversely affected by weather.

In most parts of the United States and other markets in which our subsidiaries operate, demand for electricity peaks during the summer months when irrigation and cooling needs are higher. Market prices for electricity also generally peak at that time. In other areas, including the western portion of PacifiCorp’s service territory, demand for electricity peaks during the winter when heating needs are higher. In addition, demand for natural gas and other fuels generally peaks during the winter. This is especially true in MidAmerican Energy’s and Sierra Pacific’s retail natural gas businesses. Further, extreme weather conditions, such as heat waves, winter storms or floods could cause these seasonal fluctuations to be more pronounced. Periods of low rainfall or snowpack may negatively impact electricity generation at PacifiCorp’s hydroelectric generating facilities, which may result in greater purchases of electricity from the wholesale market or from other sources at market prices. Additionally, PacifiCorp and MidAmerican Energy have added substantial wind-powered generating capacity, and our unregulated subsidiaries are adding solar and wind-powered generating capacity, each of which is also a climate-dependent resource.

As a result, the overall financial results of our subsidiaries may fluctuate substantially on a seasonal and quarterly basis. We have historically provided less service, and consequently earned less income, when weather conditions are mild. Unusually mild weather in the future may adversely affect our consolidated financial results and our ability to service the Notes through lower revenue or margins. Conversely, unusually extreme weather conditions could increase our costs to provide services and could adversely affect our consolidated financial results and our ability to service the Notes. The extent of fluctuation in our consolidated financial results may change depending on a number of factors related to our subsidiaries’ regulatory environment and contractual agreements, including their ability to recover energy costs, the existence of revenue sharing provisions as it relates to MidAmerican Energy and Nevada Power, and terms of the wholesale sale contracts.

Our subsidiaries are subject to market risk associated with the wholesale energy markets, which could adversely affect our consolidated financial results and our ability to service the Notes.

In general, our primary market risk is adverse fluctuations in the market price of wholesale electricity and fuel, including natural gas, coal and fuel oil, which is compounded by volumetric changes affecting the availability of or demand for electricity and fuel. The market price of wholesale electricity may be influenced by several factors, such as the adequacy or type of generating capacity, scheduled and unscheduled outages of generating facilities, prices and availability of fuel sources for generation, disruptions or constraints to transmission and distribution facilities, weather conditions, demand for electricity, economic growth and changes in technology. Volumetric changes are caused by fluctuations in generation or changes in customer needs that can be due to the weather, electricity and fuel prices, the economy, regulations or customer behavior. For example, the Utilities purchase electricity and fuel in the open market as part of their normal operating businesses. If market prices rise, especially in a time when larger than expected volumes must be purchased at market prices, the Utilities may incur significantly greater expense than anticipated. Likewise, if electricity market prices decline in a period when the Utilities are a net seller of electricity in the wholesale market, the Utilities could earn less revenue. Although the Utilities have energy cost adjustment mechanisms, the risks associated with changes in market prices may not be fully mitigated due to customer sharing bands as it relates to PacifiCorp and other factors.

Potential terrorist activities and the impact of military or other actions, could adversely affect our consolidated financial results and our ability to service the Notes.

The ongoing threat of terrorism and the impact of military or other actions by nations or politically, ethnically or religiously motivated organizations regionally or globally may create increased political, economic, social and financial market instability, which could subject our subsidiaries’ operations to increased risks. Additionally, the United States government has issued warnings that energy assets, specifically pipeline, nuclear generation, transmission and other electric utility infrastructure, are potential targets for terrorist attacks. Political, economic, social or financial market instability or damage to or interference with the operating assets of our subsidiaries, customers or suppliers may result in business interruptions, lost revenue, higher commodity prices, disruption in fuel supplies, lower energy consumption and unstable markets, particularly with respect to electricity and natural gas, and increased security, repair or other costs, any of which may materially adversely affect us and our subsidiaries in ways that cannot be predicted at this time. Any of these risks could materially affect our consolidated financial results and our ability to service the Notes. Furthermore, instability in the financial markets as a result of terrorism or war could also materially adversely affect our and our subsidiaries’ ability to raise capital.

Certain of our subsidiaries are subject to the unique risks associated with nuclear generation.

The ownership and operation of nuclear power plants, such as MidAmerican Energy’s 25% ownership interest in Quad Cities Station, involves certain risks. These risks include, among other items, mechanical or structural problems, inadequacy or lapses in maintenance protocols, the impairment of reactor operation and safety systems due to human error, the costs of storage, handling and disposal of nuclear materials, compliance with and changes in regulation of nuclear power plants, limitations on the amounts and types of insurance coverage commercially available, and uncertainties with respect to the technological and financial aspects of decommissioning nuclear facilities at the end of their useful lives. Additionally, Exelon Generation Company, LLC, the 75% owner and operator of the facility, may respond to the occurrence of any of these or other risks in a manner that negatively impacts MidAmerican Energy, including closure of Quad Cities Station prior to the expiration of its operating license. The prolonged unavailability, or early closure, of Quad Cities Station due to operational or economic factors could have a materially adverse effect on MidAmerican Energy’s financial results and our ability to service the Notes, particularly when the cost to produce power at the plant is significantly less than market wholesale prices. The following are among the more significant of these risks:

•

Operational Risk – Operations at any nuclear power plant could degrade to the point where the plant would have to be shut down. If such degradations were to occur, the process of identifying and correcting the causes of the operational downgrade to return the plant to operation could require significant time and expense, resulting in both lost revenue and increased fuel and purchased electricity costs to meet supply commitments. Rather than incurring substantial costs to restart the plant, the plant could be shut down. Furthermore, a shut-down or failure at any other nuclear power plant could cause regulators to require a shut-down or reduced availability at Quad Cities Station. In addition, issues relating to the disposal of nuclear waste material, including the availability, unavailability and expense of a permanent repository for spent nuclear fuel could adversely impact operations as well as the cost and ability to decommission nuclear power plants, including Quad Cities Station, in the future.

•

Regulatory Risk – The NRC may modify, suspend or revoke licenses and impose civil penalties for failure to comply with applicable Atomic Energy Act regulations or the terms of the licenses of nuclear facilities. Unless extended, the NRC operating licenses for Quad Cities Station will expire in 2032. Changes in regulations by the NRC could require a substantial increase in capital expenditures or result in increased operating or decommissioning costs.

•

Nuclear Accident and Catastrophic Risks – Accidents and other unforeseen catastrophic events have occurred at nuclear facilities other than Quad Cities Station, both in the United States and elsewhere, such as at the Fukushima Daiichi nuclear power plant in Japan as a result of the earthquake and tsunami in March 2011. The consequences of an accident or catastrophic event can be severe and include loss of life and property damage. Any resulting liability from a nuclear accident or catastrophic event could exceed the relevant subsidiary’s resources, including insurance coverage.

Certain of our subsidiaries are subject to the risk that customers will not renew their contracts or that our subsidiaries will be unable to obtain new customers for expanded capacity, each of which could adversely affect our consolidated financial results and our ability to service the Notes.

If our subsidiaries are unable to renew, remarket, or find replacements for their customer agreements on favorable terms, our sales volumes and operating revenue would be exposed to reduction and increased volatility. For example, without the benefit of long-term transportation agreements, we cannot assure that the Pipeline Companies will be able to transport natural gas at efficient capacity levels. Substantially all of the Pipeline Companies’ revenues are generated under transportation and storage contracts that periodically must be renegotiated and extended or replaced, and the Pipeline Companies are dependent upon relatively few customers for a substantial portion of their revenue. Similarly, without long-term power purchase agreements, we cannot assure that our unregulated power generators will be able to operate profitably. Failure to maintain existing long-term agreements or secure new long-term agreements, or being required to discount rates significantly upon renewal or replacement, could adversely affect our consolidated financial results and our ability to service the Notes. The replacement of any existing long-term agreements depends on market conditions and other factors that may be beyond our subsidiaries’ control.

Our subsidiaries are subject to counterparty risk, which could adversely affect our consolidated financial results and our ability to service the Notes.

Our subsidiaries are subject to counterparty credit risk related to contractual payment obligations with wholesale suppliers and customers. Adverse economic conditions or other events affecting counterparties with whom our subsidiaries conduct business could impair the ability of these counterparties to meet their payment obligations. Our subsidiaries depend on these counterparties to remit payments on a timely basis. We continue to monitor the creditworthiness of our wholesale suppliers and customers in an attempt to reduce the impact of any potential counterparty default. If strategies used to minimize these risk exposures are ineffective or if any of our subsidiaries’ wholesale suppliers’ or customers’ financial condition deteriorates or they otherwise become unable to pay, it could have a significant adverse impact on our liquidity, our consolidated financial results and our ability to service the Notes.

Our subsidiaries are subject to counterparty performance risk related to performance of contractual obligations by wholesale suppliers, customers and contractors. We rely on wholesale suppliers to deliver commodities, primarily natural gas, coal and electricity, in accordance with short- and long-term contracts. Failure or delay by suppliers to provide these commodities pursuant to existing contracts could disrupt the delivery of electricity and require the Utilities to incur additional expenses to meet customer needs. In addition, when these contracts terminate, the Utilities may be unable to purchase the commodities on terms equivalent to the terms of current contracts.

Our subsidiaries rely on wholesale customers to take delivery of the energy they have committed to purchase. Failure of customers to take delivery may require these subsidiaries to find other customers to take the energy at lower prices than the original customers committed to pay. If our subsidiaries’ wholesale customers are unable to fulfill their obligations, there may be a significant adverse impact on our consolidated financial results and our ability to service the Notes.

The Northern Powergrid Distribution Companies’ customers are concentrated in a small number of electricity supply businesses with RWE Npower PLC and British Gas Trading Limited accounting for approximately 17% and 12%, respectively, of distribution revenue in 2019. AltaLink’s primary source of operating revenue is the AESO. Generally, a single customer purchases the energy from our independent power projects in the United States and the Philippines pursuant to long-term power purchase agreements. For example, certain of BHE Renewables’ solar and wind independent power projects sell all of their electrical production to either Pacific Gas and Electric Company or Southern California Edison Company, respectively. Any material payment or other performance failure by the counterparties in these arrangements could have a significant adverse impact on our consolidated financial results and our ability to service the Notes.

We and our subsidiaries own investments and projects in foreign countries that are exposed to risks related to fluctuations in foreign currency exchange rates and increased economic, regulatory and political risks.

Our and our subsidiaries’ business operations and investments outside the United States increase our risk related to fluctuations in foreign currency exchange rates, primarily the British pound and the Canadian dollar. Our principal reporting currency is the United States dollar, and the value of the assets and liabilities, earnings, cash flows and potential distributions from our foreign operations changes with the fluctuations of the currency in which they transact. We indirectly own a hydroelectric power plant in the Philippines and may acquire significant energy-related investments and projects outside of the United States. We may selectively reduce some foreign currency exchange rate risk by, among other things, requiring contracted amounts be settled in, or indexed to, United States dollars or a currency freely convertible into United States dollars, or hedging through foreign currency derivatives. These efforts, however, may not be effective and could negatively affect our consolidated financial results and our ability to service the Notes.

In addition to any disruption in the global financial markets, the economic, regulatory and political conditions in some of the countries where we have operations or are pursuing investment opportunities may present increased risks related to, among others, inflation, foreign currency exchange rate fluctuations, currency repatriation restrictions, nationalization, renegotiation, privatization, availability of financing on suitable terms, customer creditworthiness, construction delays, business interruption, political instability, civil unrest, guerilla activity, terrorism, pandemics (including potentially in relation to COVID-19), expropriation, trade sanctions, contract nullification and changes in law, regulations or tax policy. We may not choose to or be capable of either fully insuring against or effectively hedging these risks.

Poor performance of plan and fund investments and other factors impacting the pension and other postretirement benefit plans and nuclear decommissioning and mine reclamation trust funds could unfavorably impact our cash flows, liquidity and financial results.

Costs of providing our defined benefit pension and other postretirement benefit plans and costs associated with the joint trustee plan to which PacifiCorp contributes depend upon a number of factors, including the rates of return on plan assets, the level and nature of benefits provided, discount rates, mortality assumptions, the interest rates used to measure required minimum funding levels, the funded status of the plans, changes in benefit design, tax deductibility and funding limits, changes in laws and government regulation and our required or voluntary contributions made to the plans. Furthermore, the timing of recognition of unrecognized gains and losses associated with our defined benefit pension plans is subject to volatility due to events that may give rise to settlement accounting. Settlement events resulting from lump sum distributions offered by certain of our defined benefit pension plans are influenced by the interest rates used to discount a participant’s lump sum distribution. When the applicable interest rates are low, lump sum distributions in a given year tend to increase resulting in a higher likelihood of triggering settlement accounting.

Certain of our pension and other postretirement benefit plans are in underfunded positions. We and our subsidiaries may be required to make cash contributions to fund these plans in the future. Additionally, our plans have investments in domestic and foreign equity and debt securities and other investments that are subject to loss. Losses from investments could add to the volatility, size and timing of future contributions.

Furthermore, the funded status of the United Mine Workers of America (“UMWA”) 1974 Pension Plan multiemployer plan to which PacifiCorp’s subsidiary previously contributed is considered critical and declining. PacifiCorp’s subsidiary involuntarily withdrew from the UMWA 1974 Pension Plan in June 2015 when the UMWA employees ceased performing work for the subsidiary. PacifiCorp has recorded its best estimate of the withdrawal obligation.

In addition, MidAmerican Energy is required to fund the projected costs of decommissioning Quad Cities Station, a nuclear power plant, and Bridger Coal Company, a joint venture of PacifiCorp’s subsidiary, Pacific Minerals, Inc., is required to fund projected mine reclamation costs. The funds that MidAmerican Energy has invested in a nuclear decommissioning trust and a subsidiary of PacifiCorp has invested in a mine reclamation trust are invested in debt and equity securities and poor performance of these investments will reduce the amount of funds available for their intended purpose, which could require MidAmerican Energy or PacifiCorp’s subsidiary to make additional cash contributions. As contributions to the trusts are being made over the operating life of the respective facility, reductions in the expected operating life of the facility could also require MidAmerican Energy and PacifiCorp’s subsidiary to make additional contributions to the related trust. Such cash funding obligations, which are also impacted by the other factors described above, could have a material impact on MidAmerican Energy’s or PacifiCorp’s liquidity by reducing their available cash.

Inflation and changes in commodity prices and fuel transportation costs may adversely affect our consolidated financial results and our ability to service the Notes.

Inflation and increases in commodity prices and fuel transportation costs may affect us and our subsidiaries by increasing both operating and capital costs. As a result of existing rate agreements, contractual arrangements or competitive price pressures, we and our subsidiaries may not be able to pass the costs of inflation on to our customers. If we and our subsidiaries are unable to manage cost increases or pass them on to our customers, our consolidated financial results and our ability to service the Notes could be adversely affected.

Cyclical fluctuations and competition in the residential real estate brokerage and mortgage businesses could adversely affect HomeServices.

The residential real estate brokerage and mortgage industries tend to experience cycles of greater and lesser activity and profitability and are typically affected by changes in economic conditions, which are beyond HomeServices’ control. Any of the following, among others, are examples of items that could have a material adverse effect on HomeServices’ businesses by causing a general decline in the number of home sales, sale prices or the number of home financings which, in turn, would adversely affect its financial results:

•	rising interest rates or unemployment rates, including a sustained high unemployment rate in the United States;

•	periods of economic slowdown or recession in the markets served or the adverse effects on market actions as a result of the actual or potential spread of COVID-19;

•	decreasing home affordability;

•	lack of available mortgage credit for potential homebuyers, such as the reduced availability of credit, which may continue into future periods;

•	inadequate home inventory levels;

•	sources of new competition; and

•	changes in applicable tax law.

Disruptions in the financial markets could affect our and our subsidiaries’ ability to obtain debt financing or to draw upon or renew existing credit facilities and have other adverse effects on us and our subsidiaries, including our ability to service the Notes.

Disruptions in the financial markets could affect our and our subsidiaries’ ability to obtain debt financing or to draw upon or renew existing credit facilities and have other adverse effects on us and our subsidiaries, including our ability to service the Notes. Significant dislocations and liquidity disruptions in the United States, Great Britain, Canada and global credit markets, such as those that occurred in 2008 and 2009, may materially impact liquidity in the bank and debt capital markets, making financing terms less attractive for borrowers that are able to find financing and, in other cases, may cause certain types of debt financing, or any financing, to be unavailable. Additionally, economic uncertainty in the United States or globally may adversely affect the United States’ credit markets and could negatively impact our and our subsidiaries’ ability to access funds on favorable terms or at all. If we or our subsidiaries are unable to access the bank and debt markets to meet liquidity and capital expenditure needs, it may adversely affect the timing and amount of our capital expenditures, acquisition financing and our consolidated financial results and our ability to service the Notes.

Potential changes in accounting standards may impact our and our subsidiaries’ consolidated financial results and disclosures in the future, which may change the way analysts measure our and our subsidiaries’ business or financial performance.

The Financial Accounting Standards Board (“FASB”) and the SEC continuously make changes to accounting standards and disclosure and other financial reporting requirements. New or revised accounting standards and requirements issued by the FASB or the SEC or new accounting orders issued by the FERC could significantly impact our and our subsidiaries’ consolidated financial results and disclosures. For example, beginning in 2018 all changes in the fair values of equity securities (whether realized or unrealized) are recognized as gains or losses in our and our subsidiaries’ consolidated financial statements. Accordingly, periodic changes in our and our subsidiaries’ reported net income will likely be subject to significant variability.

We and our subsidiaries are involved in a variety of legal proceedings, the outcomes of which are uncertain and could adversely affect our consolidated financial results and our ability to service the Notes.

We and our subsidiaries are, and in the future may become, a party to a variety of legal proceedings. Litigation is subject to many uncertainties, and we cannot predict the outcome of individual matters with certainty. It is possible that the final resolution of some of the matters in which we and our subsidiaries are involved could result in additional material payments substantially in excess of established reserves or in terms that could require us or our subsidiaries to change business practices and procedures or divest ownership of assets. Further, litigation could result in the imposition of financial penalties or injunctions and adverse regulatory consequences, any of which could limit our ability to take certain desired actions or the denial of needed permits, licenses or regulatory authority to conduct our business, including the siting or permitting of facilities. Any of these outcomes could have a material adverse effect on our consolidated financial results and our ability to service the Notes.

Other Risks Associated with the Notes

Your ability to transfer the Notes is limited by the absence of a market for the Notes, and a trading market for the Notes may not develop.

There is no existing public trading market for any series of Notes and a market for the Notes might not develop and you may not be able to sell the Notes or obtain a suitable price. If such a market were to develop, the Notes could trade at prices that may be higher or lower than their initial offering price depending on many factors, including prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply for listing of any series of Notes on a securities exchange or an automated dealer quotation system. As a result, it may be difficult for you to find a buyer for the Notes at the time you want to sell them and, even if you find a buyer, you might not obtain the price you want.

You may not be able to sell your Initial Notes if you do not exchange them for registered Exchange Notes in the Exchange Offer.

If you do not exchange your Initial Notes for registered Exchange Notes in the Exchange Offer, your Initial Notes will continue to be subject to the restrictions on transfer as stated in the legends on the Initial Notes. In general, you may not offer, sell or otherwise transfer the Initial Notes in the U.S. unless they are:

•	registered under the Securities Act;

•	offered or sold under an exemption from the Securities Act and applicable state securities laws; or

•	offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently anticipate that we will register any untendered Initial Notes under the Securities Act. Except for limited instances involving the initial purchasers or holders of Initial Notes who are not eligible to participate in the Exchange Offer or who do not receive freely transferable Exchange Notes in the Exchange Offer, following completion of the Exchange Offer, we will not be under any further obligation to register the Initial Notes under the Securities Act under the Registration Rights Agreements or otherwise. Also, if the Exchange Offer is completed on the terms and within the time period contemplated by this prospectus, no additional interest attributable to a failure to timely comply with our obligations under the Registration Rights Agreements will be payable on your Initial Notes.

Your ability to sell your Initial Notes may be significantly more limited and the price at which you may be able to sell your Initial Notes may be significantly lower if you do not exchange them for registered Exchange Notes in the Exchange Offer.

To the extent that Initial Notes are exchanged for registered Exchange Notes in the Exchange Offer, the trading market for the Initial Notes that remain outstanding may be significantly more limited. As a result, the liquidity of the Initial Notes not tendered for exchange could be adversely affected. The extent of the market for Initial Notes will depend upon a number of factors, including the number of holders and dollar amount of Initial Notes remaining outstanding and the interest of securities firms in maintaining a market in the Initial Notes. An issue of securities with a lesser outstanding market value available for trading, which is called the “float,” may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for Initial Notes that are not exchanged in the Exchange Offer may be affected adversely to the extent that Initial Notes exchanged in the Exchange Offer reduce the float or the number of holders. The reduced float and number of holders also may make the trading price of the Initial Notes that are not exchanged more volatile.

There are state securities law restrictions on the resale of the Exchange Notes.

In order to comply with the securities laws of certain jurisdictions, the Exchange Notes (like the Initial Notes) may not be offered or resold by any holder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. We do not currently intend to register or qualify the resale of the Exchange Notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

We will not accept your Initial Notes for exchange if you fail to follow the Exchange Offer procedures and, as a result, your Initial Notes will continue to be subject to existing transfer restrictions and you may not be able to sell your Initial Notes.

We will issue Exchange Notes in exchange for Initial Notes tendered and accepted for exchange pursuant to the Exchange Offer only after compliance by you with all of the conditions of the Exchange Offer described elsewhere in this prospectus under the caption, “The Exchange Offer—How to Tender,” including timely (i) receipt by the exchange agent of (a) a properly completed and duly executed letter of transmittal, together with any required signature guarantees and any other required documents and (b) the certificate(s) representing the Initial Notes being tendered; (ii) compliance with the procedures for book-entry transfers described elsewhere in this prospectus; or (iii) compliance with the guaranteed delivery procedures set forth elsewhere in this prospectus. We are under no duty to give notification of defects or irregularities with respect to the tenders of Initial Notes for exchange. If there are defects or irregularities with respect to your tender of Initial Notes, we will not accept your Initial Notes for exchange. See “The Exchange Offer.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, contains statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can typically be identified by the use of forward-looking words, such as “will,” “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon our current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside our control and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. As used in this “Disclosure Regarding Forward-Looking Statements,” references to “we,” “our” or “us” are references to Berkshire Hathaway Energy. These factors include, among others:

•

general economic, political and business conditions, as well as changes in, and compliance with, laws and regulations, including income tax reform, initiatives regarding deregulation and restructuring of the utility industry, and reliability and safety standards, affecting our operations or related industries;

•

changes in, and compliance with, environmental laws, regulations, decisions and policies that could, among other items, increase operating and capital costs, reduce facility output, accelerate facility retirements or delay facility construction or acquisition;

•	the outcome of regulatory rate reviews and other proceedings conducted by regulatory agencies or other governmental and legal bodies and our ability to recover costs through rates in a timely manner;

•

changes in economic, industry, competition or weather conditions, as well as demographic trends, new technologies and various conservation, energy efficiency and private generation measures and programs, that could affect customer growth and usage, electricity and natural gas supply or our ability to obtain long-term contracts with customers and suppliers;

•

performance, availability and ongoing operation of our facilities, including facilities not operated by us, due to the impacts of market conditions, outages and repairs, transmission constraints, weather, including wind, solar and hydroelectric conditions, and operating conditions;

•

the effects of catastrophic and other unforeseen events, which may be caused by factors beyond our control or by a breakdown or failure of our operating assets, including severe storms, floods, fires, earthquakes, explosions, landslides, an electromagnetic pulse, mining incidents, litigation, wars, terrorism, pandemics (including potentially in relation to COVID-19), embargoes, and cyber security attacks, data security breaches, disruptions, or other malicious acts;

•

the ability to economically obtain insurance coverage, or any insurance coverage at all, sufficient to cover losses arising from catastrophic events, such as wildfires where we or our subsidiaries may be found liable for property damages regardless of fault;

•	a high degree of variance between actual and forecasted load or generation that could impact our hedging strategy and the cost of balancing our generation resources with our retail load obligations;

•

changes in prices, availability and demand for wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on generating capacity and energy costs;

•	the financial condition, creditworthiness and operational stability of our significant customers and suppliers;

•	changes in business strategy or development plans;

•

availability, terms and deployment of capital, including reductions in demand for investment-grade commercial paper, debt securities and other sources of debt financing and volatility in interest rates;

•	changes in our credit ratings;

•	risks relating to nuclear generation, including unique operational, closure and decommissioning risks;

•	hydroelectric conditions and the cost, feasibility and eventual outcome of hydroelectric relicensing proceedings;

•

the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts;

•	the impact of inflation on costs and our ability to recover such costs in regulated rates;

•	fluctuations in foreign currency exchange rates, primarily the British pound and the Canadian dollar;

•	increases in employee healthcare costs;

•

the impact of investment performance, certain participant elections such as lump sum distributions and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements;

•	changes in the residential real estate brokerage, mortgage and franchising industries and regulations that could affect brokerage, mortgage and franchising transactions;

•

the ability to successfully integrate the portion of the natural gas transmission and storage business acquired from Dominion Energy, Inc. on November 1, 2020 and future acquired operations into our business;

•

the expected timing and likelihood of completion of the proposed transaction to acquire the remaining portion of Dominion Energy, Inc.’s natural gas transmission and storage business, including the ability to obtain the required clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•

unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future facilities and infrastructure additions;

•	the availability and price of natural gas in applicable geographic regions and demand for natural gas supply;

•	the impact of new accounting guidance or changes in current accounting estimates and assumptions on our consolidated financial results; and

•	other business or investment considerations that may be disclosed from time to time in our filings with the SEC or in other publicly disseminated written documents.

Further details of the potential risks and uncertainties affecting us are described in the “Risk Factors” section of this prospectus and in the documents incorporated by reference into this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Exchange Notes in the Exchange Offer. The Exchange Notes will evidence the same debt as the Initial Notes tendered in exchange for Exchange Notes. Accordingly, the issuance of the Exchange Notes will not result in any change in our outstanding indebtedness.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On March 24, 2020, March 27, 2020 and October 29, 2020, we privately placed the Initial Notes in transactions exempt from registration under the Securities Act. Accordingly, the Initial Notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an exemption from the Securities Act registration requirements is available. Pursuant to Registration Rights Agreements with the initial purchasers of the Initial Notes, we agreed, for the benefit of holders of the Initial Notes, to:

•

prepare and file an exchange offer registration statement with the SEC with respect to a registered offer to exchange the Initial Notes for Exchange Notes issued under the same indenture as the Initial Notes, in the same aggregate principal amount as and with terms that are identical in all material respects to the corresponding series of Initial Notes except that the Exchange Notes will generally be freely transferable;

•

use our reasonable best efforts to cause the exchange offer registration statement to become effective under the Securities Act on or before March 24, 2021, with respect to the 2025 Notes (within 365 days after March 24, 2020, the date on which we issued the 2025 Initial Notes), March 27, 2021, with respect to the 2030 Notes and the 2050 Notes (within 365 days after March 27, 2020, the date on which we issued the 2030 Initial Notes and the 2050 Initial Notes) and October 29, 2021, with respect to the 2031 Notes and the 2051 Notes (within 365 days after October 29, 2020, the date on which we issued the 2031 Initial Notes and the 2051 Initial Notes) (each such 365th day being the “Exchange Offer Effectiveness Deadline” for the exchange offer registration statement); and

•	promptly after the exchange offer registration statement is declared effective, offer the Exchange Notes in exchange for surrender of the Initial Notes.

We will be entitled to consummate the Exchange Offer on the expiration date (as defined below) provided that we have accepted all Initial Notes previously validly tendered in accordance with the terms set forth in this prospectus and the applicable letter of transmittal.

In addition, under certain circumstances described below, we may be required to file a shelf registration statement to cover resales of certain of the Notes.

If we do not comply with certain of our obligations under the Registration Rights Agreements, as applicable, we must pay additional interest on the Initial Notes in addition to the interest that is otherwise due on the Notes. The purpose of the Exchange Offer is to fulfill our obligations with respect to the Registration Rights Agreements.

If you are a broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where you acquired such Initial Notes as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Terms of the Exchange

Upon the terms and subject to the conditions contained in this prospectus and in the letters of transmittal that accompany this prospectus, we are offering to exchange (i) $1,000 in principal amount of the 2025 Exchange Notes for each $1,000 in principal amount of the 2025 Initial Notes, (ii) $1,000 in principal amount of the 2030 Exchange Notes for each $1,000 in principal amount of the 2030 Initial Notes, (iii) $1,000 in principal amount of the 2031 Exchange Notes for each $1,000 in principal amount of the 2031 Initial Notes, (iv) $1,000 in principal amount of the 2050 Exchange Notes for each $1,000 in principal amount of the 2050 Initial Notes and (v) $1,000 in principal amount of the 2051 Exchange Notes for each $1,000 in principal amount of the 2051 Initial Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the corresponding series of Initial Notes except that the Exchange Notes will generally be freely transferable. The Exchange Notes will evidence the same debt as the Initial Notes and will be entitled to the benefits of the indenture. Each series of Initial Notes that remain outstanding after the consummation of the Exchange Offer, together with each corresponding series of Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the indenture. See “Description of the Notes.”

The Exchange Offer is not conditioned on any minimum aggregate principal amount of Initial Notes being tendered for exchange.

Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that you may offer for resale, resell and otherwise transfer the Exchange Notes without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, if you are an “affiliate” (within the meaning of the Securities Act) of ours or you intend to participate in the Exchange

Offer for the purpose of distributing the Exchange Notes or you are a broker-dealer (within the meaning of the Securities Act) that acquired notes in a transaction other than as part of its market-making or other trading activities and who has arranged or has an understanding with any person to participate in the distribution of the Exchange Notes, you:

(1)	will not be able to rely on the interpretations by the staff of the SEC set forth in the above-mentioned no-action letters;

(2)	will not be able to tender your notes in the Exchange Offer; and

(3)

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of your notes unless such sale or transfer is made pursuant to an exemption from such requirements

Subject to exceptions for certain holders, to participate in the Exchange Offer you will be required to represent to us at the time of the consummation of the Exchange Offer, among other things, that: (i) you are not an affiliate of ours; (ii) any Exchange Notes to be received by you will be acquired in the ordinary course of your business; and (iii) at the time of commencement of the Exchange Offer, you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the notes. In addition, in connection with any resales of Exchange Notes, any broker-dealer who acquired Exchange Notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that such a broker-dealer may fulfill its prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the initial sale of the Initial Notes) with this prospectus. Under the Registration Rights Agreements, we are required to allow a broker-dealer and other persons with similar prospectus delivery requirements, if any, to use this prospectus in connection with the resale of such Exchange Notes for a period of time not less than 120 days following the consummation of the Exchange Offer. If you are a broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where you acquired such Initial Notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

You will not be required by us to pay brokerage commissions or fees or, subject to the instructions in the applicable letter of transmittal, transfer taxes relating to your exchange of Initial Notes for Exchange Notes in the Exchange Offer.

Shelf Registration Statement

If:

•	we are not permitted to effect the Exchange Offer because of any change in law or in applicable interpretations of such law by the staff of the SEC;

•	the Exchange Offer is not consummated by the 40th day after the date on which the exchange offer registration statement was declared effective;

•

any of the initial purchasers of the Initial Notes so requests with respect to the Initial Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by it following the consummation of Exchange Offer;

•

any holder of the Notes (other than a broker-dealer electing to exchange Initial Notes acquired for its own account as a result of market-making or other trading activities for Exchange Notes) is not eligible

•

to participate in the Exchange Offer and any such holder so requests for any reason other than the failure by such holder to make a timely and valid tender in accordance with the terms of Exchange Offer; or

•

any holder of the Notes (other than a broker-dealer electing to exchange Initial Notes acquired for its own account as a result of market-making or other trading activities for Exchange Notes) participates in the Exchange Offer but does not receive freely tradable Exchange Notes on the date of the exchange and any such holder so requests for any reason other than the failure by such holder to make a timely and valid tender in accordance with the terms of Exchange Offer, we will:

•	as promptly as practicable prepare and file with the SEC a “shelf” registration statement relating to the offer and sale (on a continuous basis) of the Notes that are not otherwise freely tradable;

•

use our reasonable best efforts to cause the shelf registration statement to be declared effective not later than the latter to occur of the date that is (i) 150 days after the date on which our obligation to file the shelf registration arises or (ii) March 24, 2021 with respect to the 2025 Notes (365 days after March 24, 2020, the date on which we issued the 2025 Initial Notes), March 27, 2021 with respect to the 2030 Notes and the 2050 Notes (365 days after March 27, 2020, the date on which we issued the 2030 Initial Notes and the 2050 Initial Notes) or October 29, 2021 with respect to the 2031 Notes and the 2051 Notes (365 days after October 29, 2020, the date on which we issued the 2031 Initial Notes and the 2051 Initial Notes) (such 150th or 365th day, as the case may be, being the “Shelf Effectiveness Deadline” for the shelf registration statement); and

•

use our reasonable best efforts to keep the shelf registration statement continuously effective until the later of (i) one year from the date on which we issued the Initial Notes (subject to extension under certain circumstances) or (ii) 90 days from the date of effectiveness of such shelf registration statement, or such shorter period ending when all the Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement or are no longer “Transfer Restricted Securities” as defined in the applicable Registration Rights Agreement.

The foregoing obligations are subject to our right to postpone or suspend the filing or effectiveness of any shelf registration statement (or exchange offer registration statement) if such action is required by law or taken by us in good faith and for valid business reasons in accordance with the terms of the applicable Registration Rights Agreement.

You will not be entitled, except if you were an initial purchaser of the Initial Notes, to have your Notes registered under any shelf registration statement (if one is filed), unless you agree in writing to be bound by the applicable provisions of the applicable Registration Rights Agreement. In order to sell your Notes under the shelf registration statement, you generally must be named as a selling security holder in the related prospectus and must deliver a prospectus to purchasers. Consequently, you will be subject to the civil liability provisions under the Securities Act in connection with those sales and indemnification obligations under the applicable Registration Rights Agreement.

Additional Interest

A registration default will be deemed to have occurred:

(1)

if the exchange offer registration statement is not declared effective on or before March 24, 2021 with respect to the 2025 Notes (within 365 days after March 24, 2020, the date on which we issued the 2025 Initial Notes), March 27, 2021 with respect to the 2030 Notes and the 2050 Notes (within 365 days after March 27, 2020, the date on which we issued the 2030 Initial Notes and the 2050 Initial Notes) or October 29, 2021 with respect to the 2031 Notes and the 2051 Notes (within 365 days after October 29, 2020, the date on which we issued the 2031 Initial Notes and the 2051 Initial Notes);

(2)

with respect to certain notes that qualify as “Transfer Restricted Securities,” if a required shelf registration statement is not declared effective on or prior to the applicable Effectiveness Deadline; or

(3)

with respect to any Transfer Restricted Securities, on and after the applicable Shelf Effectiveness Deadline or Exchange Offer Effectiveness Deadline (plus an additional 30 days in respect of an exchange offer registration statement), either the exchange offer registration statement or the shelf registration statement has been declared effective, but such registration statement or the related prospectus thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of such Initial Notes or Exchange Notes for the periods specified and in accordance with the applicable Registration Rights Agreement because (i) any event occurs as a result of which the related prospectus forming part of such registration statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (ii) it shall be necessary to amend such registration statement or supplement the related prospectus to comply with the Securities Act or the Exchange Act, or the respective rules thereunder or (iii) of a Suspension (as defined in the applicable Registration Rights Agreement) by us in accordance with provisions and procedures provided in the applicable Registration Rights Agreement.

Additional interest will accrue on the Initial Notes subject to such registration default, for so long as they constitute Transfer Restricted Securities, at a rate of 0.50% per annum from and including the date on which any such registration default occurs to but excluding the date on which all such registration defaults have ceased to be continuing. In no event will such additional interest be payable for periods after March 24, 2022 with respect to the 2025 Initial Notes, March 27, 2022 with respect to the 2030 Initial Notes and the 2050 Initial Notes or October 29, 2022 with respect to the 2031 Initial Notes and the 2051 Initial Notes. At our written request, the Representative, as such term is defined in the applicable Registration Rights Agreement, may, in its sole discretion, agree to shorten such penalty interest period. In each case, such additional interest is payable in addition to any other interest payable from time to time with respect to the Initial Notes and the Exchange Notes. The Exchange Notes will not contain any additional provisions regarding the payment of additional interest.

Expiration Date; Extensions; Termination; Amendments

The Exchange Offer expires on the expiration date. The expiration date is 5:00 p.m., New York City time, on March 3, 2021, unless we in our sole discretion extend the period during which the Exchange Offer is open, in which event the expiration date is the latest time and date on which the Exchange Offer, as so extended by us, expires. We reserve the right to extend the Exchange Offer at any time and from time to time by giving written notice to The Bank of New York Mellon Trust Company, N.A., as the exchange agent, before 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration date and by timely public announcement communicated in accordance with applicable law or regulation. During any extension of the Exchange Offer, all Initial Notes previously tendered pursuant to the Exchange Offer and not validly withdrawn will remain subject to the Exchange Offer.

The exchange date will occur promptly after the expiration date. We expressly reserve the right to (i) terminate the Exchange Offer and not accept for exchange any Initial Notes if any of the events set forth below under “—Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us and (ii) amend the terms of the Exchange Offer in accordance with applicable law or regulation, whether before or after any tender of the Initial Notes. If any such termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the Initial Notes as promptly as practicable. Unless we terminate the Exchange Offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the Initial Notes for the Exchange Notes on the exchange date.

If we waive any material condition to the Exchange Offer, or amend the Exchange Offer in any other material respect, and if at the time that notice of such waiver or amendment is first published, sent or given to holders of Initial Notes in the manner specified above, the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, then the Exchange Offer will be extended until the expiration of such period of five business days.

This prospectus and the related letters of transmittal and other relevant materials will be mailed by us to record holders of Initial Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Initial Notes.

How to Tender

The tender to us of Initial Notes by you pursuant to one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal.

General Procedures.  To validly tender the Initial Notes pursuant to the Exchange Offer, either:

(1)

(i) a properly completed and duly executed letter of transmittal or a facsimile thereof (all references in this prospectus to the letter of transmittal shall be deemed to include a facsimile thereof), together with any required signature guarantees and any other documents required by the letter of transmittal, must be received by the exchange agent at its address or facsimile number set forth on the back cover of this prospectus on or prior to the expiration date and (ii) the certificate(s) representing the Initial Notes being tendered must be received by the exchange agent on or prior to the expiration date;

(2)

for book-entry transfers, (i) an “agent’s message” (as defined below) properly transmitted through the Depositary Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”), together with any other documents required by the letter of transmittal, must be received by the exchange agent at its office set forth on the back cover of this prospectus on or prior to the expiration date and (ii) the Initial Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a confirmation of a book-entry transfer of such Initial Notes into the exchange agent’s account at the DTC (which we refer to as a Book-Entry Confirmation) must be received by the exchange agent on or prior to the expiration date; or

(3)	the guaranteed delivery procedures set forth below must be complied with.

The term “agent’s message” means a message, transmitted by the DTC and received by the exchange agent and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering Initial Notes that are the subject of the Book-Entry Confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

If tendered Initial Notes are registered in the name of the signer of the letter of transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Initial Notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered Initial Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a firm, which we refer to as an Eligible Institution, that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the

Exchange Notes and/or Initial Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Initial Notes, the signature on the letter of transmittal must be guaranteed by an Eligible Institution.

Any beneficial owner whose Initial Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Initial Notes should contact such holder promptly and instruct such holder to tender Initial Notes on such beneficial owner’s behalf. If such beneficial owner wishes to tender such Initial Notes himself, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering such Initial Notes, either make appropriate arrangements to register ownership of the Initial Notes in such beneficial owner’s name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

Book-Entry Transfer. The exchange agent will make a request to establish an account with respect to the Initial Notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems may utilize DTC’s ATOP procedures to tender Initial Notes and may make book-entry delivery of Initial Notes by causing DTC to transfer such Initial Notes into the exchange agent’s account at DTC in accordance with DTC’s ATOP procedures for transfer. However, although delivery of Initial Notes may be effected through book-entry transfer at DTC, the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at its address or facsimile number set forth on the back cover of this prospectus on or prior to the expiration date, unless the holder either (i) complies with the guaranteed delivery procedures described below or (ii) sends an agent’s message through ATOP.

If delivery is made through ATOP, the exchange for the Initial Notes so tendered will be made only after a Book-Entry Confirmation and an agent’s message and any other documents required by the letter of transmittal have been received by the exchange agent, in each case on or prior to the expiration date.

The method of delivery of Initial Notes and all other documents is at your election and risk. If sent by mail, we recommend that you use registered mail, return receipt requested, obtain proper insurance, and complete the mailing sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures.  If a holder desires to accept the Exchange Offer and time will not permit a letter of transmittal or Initial Notes to reach the exchange agent on or before the expiration date, or the procedures for book-entry transfer set forth above cannot be completed on a timely basis, a tender may nevertheless be effected, provided that all of the following guaranteed delivery procedures are complied with:

(1)	such tenders are made by or through an Eligible Institution;

(2)

the exchange agent has received at its office set forth on the back cover hereof on or prior to the expiration date a properly completed and duly executed notice of guaranteed delivery, by telegram, telex, facsimile transmission, letter or courier, or an electronic message transmitted through ATOP with respect to guaranteed delivery for book-entry transfers, (i) setting forth the name and address of the tendering holder, the name(s) in which the Initial Notes are registered, the principal amount of the Initial Notes and, if possible, the certificate number(s) of the Initial Notes to be tendered, (ii) stating that the tender is being made thereby and (iii) guaranteeing that within two New York Stock Exchange trading days after the date of execution by the Eligible Institution of such notice of guaranteed delivery, or transmission of such electronic message through ATOP for book-entry transfers, the certificates for all physically tendered Initial Notes, in proper form for transfer, or a Book-Entry Confirmation in the case of book-entry transfers, together with a properly completed and duly executed letter of transmittal with any required signature guarantees, or a properly transmitted agent’s message through ATOP in the case of book-entry transfers, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent; and

(3)

the certificates for all physically tendered Initial Notes, in proper form for transfer, or a Book-Entry Confirmation in the case of book-entry transfers, together with a properly completed and duly executed letter of transmittal with any required signature guarantees, or a properly transmitted agent’s message through ATOP in the case of book-entry transfers, and any other documents required by the letter of transmittal, must be received by the exchange agent within two New York Stock Exchange trading days after the date of execution by the Eligible Institution of the notice of guaranteed delivery or transmission of such electronic message through ATOP with respect to guaranteed delivery for book-entry transfers.

Unless all of the guaranteed delivery procedures set forth in the preceding paragraph are complied with, we may, at our option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are being delivered with this prospectus and the related letter of transmittal. A tender will be deemed to have been received as of the date when the tendering holder’s properly completed and duly signed letter of transmittal accompanied by the Initial Notes (or agent’s message accompanied by a Book-Entry Confirmation in the case of a book-entry transfer) is received by the exchange agent. Issuances of Exchange Notes in exchange for Initial Notes tendered pursuant to a notice of guaranteed delivery by an Eligible Institution or an electronic message transmitted through ATOP with respect to guaranteed delivery for book-entry transfers will be made only against deposit of the letter of transmittal (and any other required documents) and the tendered Initial Notes or, in the case of a book-entry transfer, against deposit of an agent’s message through ATOP (and any other required documents) and a timely Book-Entry Confirmation.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Initial Notes will be determined by us and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of us, the exchange agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Exchange Offer (including the letters of transmittal and the instructions thereto) will be final and binding.

Terms and Conditions of the Letters of Transmittal

The letters of transmittal contain, among other things, the following terms and conditions, which are part of the Exchange Offer.

The party tendering Initial Notes for exchange, whom we refer to as the Transferor, exchanges, assigns and transfers the Initial Notes to us and irrevocably constitutes and appoints the exchange agent as the Transferor’s agent and attorney-in-fact to cause the Initial Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Initial Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Initial Notes, and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered Initial Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by us to be necessary or desirable to complete the exchange, assignment and transfer of tendered Initial Notes. The Transferor further agrees that acceptance of any tendered Initial Notes by us and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by us of our obligations under the applicable Registration Rights Agreement and that we shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor. See “—Terms of the Exchange.”

Withdrawal Rights

Initial notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at its address set forth on the back cover of this prospectus. Any such notice of withdrawal must specify the person named in the letter of transmittal as having tendered Initial Notes to be withdrawn, the certificate numbers of Initial Notes to be withdrawn, the principal amount of Initial Notes to be withdrawn (which must be an authorized denomination), a statement that such holder is withdrawing his election to have such Initial Notes exchanged, and the name of the registered holder of such Initial Notes, and must be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Initial Notes into the name of the person withdrawing the tender. The exchange agent will return the properly withdrawn Initial Notes promptly following receipt of notice of withdrawal. If Initial Notes have been tendered pursuant to the procedures for book-entry transfer set forth above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Initial Notes or otherwise comply with DTC’s procedures, and in such case the Initial Notes will be credited to such account by the exchange agent promptly after withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and our determination will be final and binding on all parties.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Initial Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the exchange date. For the purposes of the Exchange Offer, we shall be deemed to have accepted for exchange validly tendered Initial Notes when, as and if we have given written notice thereof to the exchange agent.

In all cases, delivery of Exchange Notes in exchange for Initial Notes tendered and accepted pursuant to this Exchange Offer will be made only after timely receipt by the exchange agent of:

(1)	a certificate or certificates representing the Initial Notes or, in the case of book-entry transfers, a Book-Entry Confirmation;

(2)	a properly completed and duly executed letter of transmittal or, in the case of book-entry transfers, an agent’s message properly transmitted through ATOP; and

(3)	any other documents required by the letter of transmittal.

The exchange agent will act as agent for the tendering holders of Initial Notes for the purposes of receiving Exchange Notes from us and causing the Initial Notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Initial Notes will be made by the exchange agent promptly after the expiration of the Exchange Offer. Initial notes not accepted for exchange by us will be returned without expense to the tendering holders (or in the case of Initial Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above, such non-exchanged Initial Notes will be credited to an account maintained with DTC) promptly following the expiration date or, if we terminate the Exchange Offer prior to the expiration date, promptly after the Exchange Offer is so terminated.

Conditions to the Exchange Offer

We are not required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Initial Notes. We may terminate or extend the Exchange Offer by oral or written notice to the exchange agent and by timely public announcement communicated in accordance with applicable law or regulation if any of the following shall have occurred:

•

any federal law, statute, rule, regulation or interpretation of the staff of the SEC has been proposed, adopted or enacted that, in our judgment, might impair our ability to proceed with the Exchange Offer or otherwise make it inadvisable to proceed with the Exchange Offer;

•

an action or proceeding has been instituted or threatened in any court or by any governmental agency that, in our judgment, might impair our ability to proceed with the Exchange Offer or otherwise make it inadvisable to proceed with the Exchange Offer;

•

there has occurred a material adverse development in any existing action or proceeding that might impair our ability to proceed with the Exchange Offer or otherwise make it inadvisable to proceed with the Exchange Offer;

•

any stop order is threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the U.S. Trust Indenture Act of 1939, as amended;

•	all governmental approvals that we deem necessary for the consummation of the Exchange Offer have not been obtained;

•

there is a change in the current interpretation by the staff of the SEC which permits holders who have made the required representations to us to resell, offer for resale, or otherwise transfer Exchange Notes issued in the Exchange Offer without registration of the Exchange Notes and delivery of a prospectus; or

•	a material adverse change shall have occurred in our business, condition, operations or prospects.

The foregoing conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by us) giving rise to such condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to amend the terms of the Exchange Offer in accordance with applicable law or regulation.

Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as the exchange agent for the Exchange Offer. Letters of transmittal must be addressed to the exchange agent at its address set forth on the back cover page of this prospectus. Delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile or telex number other than the ones set forth herein, will not constitute a valid delivery. The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture. The Bank of New York Mellon Trust Company, N.A. (or one of its affiliates) currently serves, and may in the future serve, as trustee under indentures evidencing other indebtedness of us and our affiliates. The Bank of New York Mellon Trust Company, N.A. (or one of its affiliates) is also, and may in the future be, a lender under credit facilities for us and our affiliates.

Solicitation of Tenders; Expenses

We have not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us and are estimated at approximately $390,000.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the Exchange Offer. If given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given herein.

The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Initial Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take such action as we may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Initial Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of us by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

Appraisal Rights

You will not have appraisal rights in connection with the Exchange Offer.

U.S. Federal Income Tax Consequences

The exchange of Initial Notes for Exchange Notes is not expected to be a taxable exchange for U.S. federal income tax purposes, and holders are not expected to realize any taxable gain or loss as a result of such exchange. See “Certain U.S. Federal Income Tax Considerations.”

Other

Participation in the Exchange Offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decisions on what action to take.

As a result of the making of, and upon acceptance for exchange of all validly tendered Initial Notes pursuant to the terms of, this Exchange Offer, we will have fulfilled a covenant contained in the terms of the Initial Notes and the applicable Registration Rights Agreement. Holders of the Initial Notes who do not tender their Initial Notes in the Exchange Offer will continue to hold such Initial Notes and will be entitled to all the rights, and limitations applicable thereto, under the indenture, except for any such rights under the Registration Rights Agreements which by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See “Description of the Notes.” All untendered Initial Notes will continue to be subject to the restriction on transfer set forth in the indenture. To the extent that Initial Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Initial Notes could be adversely affected. See “Risk Factors—Your ability to sell your Initial Notes may be significantly more limited and the price at which you may be able to sell your Initial Notes may be significantly lower if you do not exchange them for registered Exchange Notes in the Exchange Offer.”

We may in the future seek to acquire untendered Initial Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any Initial Notes that are not tendered in the Exchange Offer.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The following table sets forth our selected consolidated historical financial and operating data, which should be read in conjunction with our historical consolidated financial statements and notes thereto incorporated by reference in this prospectus. The selected consolidated historical financial and operating data as of September 30, 2020, and for the nine-month periods ended September 30, 2020 and 2019, have been derived from our historical unaudited interim consolidated financial statements and notes thereto incorporated by reference in this prospectus. In the opinion of management, these historical unaudited interim consolidated financial statements include all adjustments necessary for a fair presentation. The selected consolidated historical financial and operating data as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, have been derived from our historical audited consolidated financial statements and notes thereto incorporated by reference in this prospectus. The selected consolidated historical financial and operating data as of December 31, 2017, 2016 and 2015, and for the years ended December 31, 2016 and 2015, have been derived from our historical audited consolidated financial statements and notes thereto not included or incorporated by reference in this prospectus.

	Nine-Month Periods Ended September 30,		Years Ended December 31,
	2020	2019	2019	2018	2017	2016	2015

	(In millions)
Consolidated Statement of Operations Data:
Operating revenue	$15,332	$15,148	$19,844	$19,787	$18,614	$17,422	$17,880
Depreciation and amortization	2,357	2,278	3,011	2,984	2,646	2,591	2,428
Total operating expenses	11,930	11,820	15,694	15,715	14,092	13,175	13,552
Operating income	3,402	3,328	4,150	4,072	4,522	4,247	4,328
Interest expense, net of capitalized interest	(1,430)	(1,372)	(1,835)	(1,777)	(1,796)	(1,715)	(1,830)
Net income(1)	4,639	2,458	2,968	2,591	2,910	2,570	2,400
Net income attributable to BHE shareholders(1)	4,628	2,443	2,950	2,568	2,870	2,542	2,370

(1)

Effective January 1, 2018, we adopted Accounting Standards Update No. 2016-01, which resulted in all investments in equity securities that do not qualify for equity method accounting or result in consolidation of the investee be measured at fair value recognized in net income. For the nine-month ended September 30, 2020, we recognized an after-tax unrealized gain on our investment in BYD Company Limited of $1,746 million and for the nine-month period ended September 30, 2019, we recognized an after-tax unrealized loss on our investment in BYD Company Limited of $226 million. For the years ended December 31, 2019 and 2018, we recognized an after-tax unrealized loss on our investment in BYD Company Limited of $227 million and $383 million, respectively.

	As of September 30,	As of December 31,
	2020	2019	2018	2017	2016	2015

	(In millions)
Consolidated Balance Sheets Data:
Property, plant and equipment, net	$75,252	$73,305	$68,087	$65,871	$62,509	$60,769
Total assets	109,186	100,051	92,189	90,208	85,440	83,618
Short-term debt	2,400	3,214	2,516	4,488	1,869	974
Long-term debt, including current maturities:
BHE senior debt	11,462	8,581	8,577	6,452	7,818	7,814
BHE junior subordinated debentures	100	100	100	100	944	2,944
Subsidiary debt	31,592	30,672	27,573	28,641	27,354	27,214
Total BHE shareholders’ equity	36,768	32,449	29,593	28,176	24,327	22,401

	Nine-Month Periods Ended September 30,		Years Ended December 31,
	2020	2019	2019	2018	2017	2016	2015

	(In millions)
Other Consolidated Financial Data:
Capital expenditures	$(4,607)	$(4,898)	$(7,364)	$(6,241)	$(4,571)	$(5,090)	$(5,875)
Net cash flows from operating activities	4,520	4,660	6,206	6,770	6,078	6,104	6,980
Net cash flows from investing activities	(6,633)	(6,035)	(8,963)	(6,989)	(6,079)	(5,736)	(6,230)
Net cash flows from financing activities	2,937	1,901	3,124	(174)	274	(690)	(255)

DESCRIPTION OF THE NOTES

The Initial Notes were, and the Exchange Notes will be, issued pursuant to a supplemental indenture to the indenture, dated as of October 4, 2002, as amended to date, between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The term “indenture” when used in this prospectus will refer to the indenture as amended by all supplemental indentures executed and delivered on or prior to the date on which the Notes are issued and sold. The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

On March 24, 2006, we issued $1,700,000,000 of our 6.125% Senior Bonds due 2036 (hereafter referred to as the series E bonds), on May 11, 2007, we issued $550,000,000 of our 5.95% Senior Bonds due 2037 (hereafter referred to as the series F bonds), on August 28, 2007, we issued $1,000,000,000 of our 6.50% Senior Bonds due 2037 (hereafter referred to as the series G bonds), on November 8, 2013, we issued $500,000,000 of our 3.75% Senior Notes due 2023 (hereafter referred to as the series L notes) and $750,000,000 of our 5.15% Senior Notes due 2043 (hereafter referred to as the series M notes), on December 4, 2014, we issued $400,000,000 of our 3.50% Senior Notes due 2025 (hereafter referred to as the series O notes) and $750,000,000 of our 4.50% Senior Notes due 2045 (hereafter referred to as the series P notes), on January 2, 2018, we issued $450,000,000 of our 2.375% Senior Notes due 2021 (hereafter referred to as the series Q notes), $400,000,000 of our 2.800% Senior Notes due 2023 (hereafter referred to as the series R notes), $600,000,000 of our 3.250% Senior Notes due 2028 (hereafter referred to as the series S notes) and $750,000,000 of our 3.800% Senior Notes due 2048 (hereafter referred to as the series T notes), on July 25, 2018, we issued $1,000,000,000 of our 4.450% Senior Notes due 2049 (hereafter referred to as the series U notes), on March 24, 2020 we issued $1,250,000,000 of our 2025 Initial Notes, on March 27, 2020, we issued $1,100,000,000 of our 2030 Initial Notes and $900,000,000 of our 2050 Initial Notes and on October 29, 2020, we issued $500,000,000 of our 2031 Initial Notes and $1,500,000,000 of our 2051 Initial Notes, in each case pursuant to the indenture. Unless otherwise indicated, references hereafter to the “securities” in this prospectus include any series E bonds that remain outstanding, the series F bonds, any series G bonds that remain outstanding, the series L notes, the series M notes, the series O notes, the series P notes, the series Q notes, the series R notes, the series S notes, the series T notes, the series U notes and the Notes (and any other series of notes or other securities hereafter issued and outstanding under a supplemental indenture or otherwise pursuant to the indenture). The following description is a summary of the material provisions of the indenture and the related Registration Rights Agreements. It does not restate those agreements in their entirety. We urge you to read the indenture and the Registration Rights Agreements because they, and not this description, define your rights as a holder of the Notes. The definitions of certain capitalized terms used in the following summary are set forth below under “—Definitions.”

General

The indenture does not limit the aggregate principal amount of the debt securities that may be issued thereunder and provides that debt securities may be issued from time to time in one or more series.

The 2025 Initial Notes were initially offered in the aggregate principal amount of $1,250,000,000, the 2030 Initial Notes were initially offered in the aggregate principal amount of $1,100,000,000, the 2031 Initial Notes were initially offered in the aggregate principal amount of $500,000,000, the 2050 Initial Notes were initially offered in the aggregate principal amount of $900,000,000 and the 2051 Initial Notes were initially offered in the aggregate principal amount of $1,500,000,000. We may, without the consent of the holders, increase such principal amount in the future on the same terms and conditions (except for the issue date and offering price and, if applicable, the initial interest payment date and the initial interest accrual date) and with the same CUSIP number(s) as a series of Notes being offered hereby; provided that any additional notes that are not fungible with such Notes for U.S. federal income tax purposes shall have a separate CUSIP or other identifying number from such Notes.

The 2025 Initial Notes bear, and the 2025 Exchange Notes will bear, interest at the rate of 4.050% per annum and will mature on April 15, 2025. The 2030 Initial Notes bear, and the 2030 Exchange Notes will bear, interest at the rate of 3.700% per annum and will mature on July 15, 2030. The 2031 Initial Notes bear, and the 2031 Exchange Notes will bear, interest at the rate of 1.650% per annum and will mature on May 15, 2031. The 2050 Initial Notes bear, and the 2050 Exchange Notes will bear, interest at the rate of 4.250% per annum and will mature on October 15, 2050. The 2051 Initial Notes bear, and the 2051 Exchange Notes will bear, interest at the rate of 2.850% per annum and will mature on May 15, 2051. Interest was and will be payable on the 2025 Notes and the 2050 Notes semi-annually in arrears on each April 15 and October 15, having begun on October 15, 2020, to the holders thereof at the close of business on the preceding April 1 and October 1, respectively (whether or not a business day). Interest was and will be payable on the 2030 Notes semi-annually in arrears on each January 15 and July 15, having begun on January 15, 2021, to the holders thereof at the close of business on the preceding January 1 and July 1, respectively (whether or not a business day). Interest will be payable on the 2031 Notes and the 2051 Notes semi-annually in arrears on each May 15 and November 15, beginning on May 15, 2021, to the holders thereof at the close of business on the preceding May 1 and November 1, respectively (whether or not a business day). Interest on each series of the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Each series of Initial Notes were, and each series of Exchange Notes will be, issued without coupons and in fully registered form only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

We and certain of our subsidiaries file certain reports and other information with the SEC in accordance with the requirements of Sections 13 and 15(d) under the Exchange Act. See “Where You Can Find More Information.” At any time that Sections 13 and 15(d) cease to apply to us, we have covenanted in the indenture to file comparable reports and information with the trustee and the SEC, and mail such reports and information to holders of securities at their registered addresses, for so long as any securities remain outstanding.

If (i) a registration statement of which this prospectus is a part is not declared effective by the SEC within 365 days after March 24, 2020 with respect to the 2025 Initial Notes (the closing date of the offering of the 2025 Initial Notes), March 27, 2020 with respect to the 2030 Initial Notes and the 2050 Initial Notes (the closing date of the offering of the 2030 Initial Notes and the 2050 Initial Notes) or October 29, 2020 with respect to the 2031 Initial Notes and the 2051 Initial Notes (the closing date of the offering of the 2031 Initial Notes and the 2051 Initial Notes), (ii) a shelf registration statement with respect to the resale of the Notes as required under the Registration Rights Agreements, as applicable, is not declared effective by the SEC within 150 days after our obligation to file such shelf registration statement arises (but in any event not prior to 365 days after March 24, 2020 with respect to the 2025 Initial Notes, March 27, 2020 with respect to the 2030 Initial Notes and the 2050 Initial Notes or October 29, 2020 with respect to the 2031 Initial Notes and the 2051 Initial Notes) or (iii) any of the foregoing registration statements (or the prospectuses related thereto) after being declared effective by the SEC cease to be so effective or usable (subject to certain exceptions) in connection with certain resales of the Initial Notes or the Exchange Notes for the periods specified and in accordance with the Registration Rights Agreements, as applicable, the interest rate on the Notes that are then subject to such cessation or other registration default will increase by 0.50% from and including the date on which any such event occurs until such event ceases to be continuing. The Exchange Offer and the registration rights are more fully described under “The Exchange Offer” above.

Each series of Initial Notes that remain outstanding after the consummation of the Exchange Offer, together with each corresponding series of Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the indenture.

Optional Redemption

The 2025 Initial Notes are, and the 2025 Exchange Notes will be, redeemable, in whole or in part, at our option, at any time or from time to time prior to March 15, 2025 (the “2025 Par Call Date”), at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount of the 2025 Initial Notes and 2025 Exchange Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such Notes matured on the 2025 Par Call Date (not including any portion of such payments of interest accrued to the redemption date), computed by discounting such payments, in each case to, but not including, the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the “2025 Make-Whole Amount”), plus (b) accrued interest on the principal amount thereof to, but not including, the redemption date.

On and after the 2025 Par Call Date, we may redeem all or any part of the 2025 Initial Notes and the 2025 Exchange Notes, at our option, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the 2025 Initial Notes and the 2025 Exchange Notes to be redeemed, plus any accrued and unpaid interest thereon to, but not including, the redemption date.

The 2030 Initial Notes are, and the 2030 Exchange Notes will be, redeemable, in whole or in part, at our option, at any time or from time to time prior to April 15, 2030 (the “2030 Par Call Date”), at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount of the 2030 Initial Notes and 2030 Exchange Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such Notes matured on the 2030 Par Call Date (not including any portion of such payments of interest accrued to the redemption date), computed by discounting such payments, in each case to, but not including, the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points (the “2030 Make-Whole Amount”), plus (b) accrued interest on the principal amount thereof to, but not including, the redemption date.

On and after the 2030 Par Call Date, we may redeem all or any part of the 2030 Initial Notes and the 2030 Exchange Notes, at our option, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the 2030 Initial Notes and the 2030 Exchange Notes to be redeemed, plus any accrued and unpaid interest thereon to, but not including, the redemption date.

The 2031 Initial Notes are, and the 2031 Exchange Notes will be, redeemable, in whole or in part, at our option, at any time or from time to time prior to February 15, 2031 (the “2031 Par Call Date”), at a redemption price equal to the sum of (a) the greater of

(i) 100% of the principal amount of the 2031 Initial Notes and 2031 Exchange Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such Notes matured on the 2031 Par Call Date (not including any portion of such payments of interest accrued to the redemption date), computed by discounting such payments, in each case to, but not including, the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points (the “2031 Make-Whole Amount”), plus (b) accrued interest on the principal amount thereof to, but not including, the redemption date.

On and after the 2031 Par Call Date, we may redeem all or any part of the 2031 Initial Notes and the 2031 Exchange Notes, at our option, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the 2031 Initial Notes and the 2031 Exchange Notes to be redeemed, plus any accrued and unpaid interest thereon to, but not including, the redemption date.

The 2050 Initial Notes are, and the 2050 Exchange Notes will be, redeemable, in whole or in part, at our option, at any time or from time to time prior to April 15, 2050 (the “2050 Par Call Date”), at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount of the 2050 Initial Notes and 2050 Exchange Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such Notes matured on the 2050 Par Call Date (not including any portion of such payments of interest accrued to the redemption date), computed by discounting such payments, in each case to, but not including, the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points (the “2050 Make-Whole Amount”), plus (b) accrued interest on the principal amount thereof to, but not including, the redemption date.

On and after the 2050 Par Call Date, we may redeem all or any part of the 2050 Initial Notes and the 2050 Exchange Notes, at our option, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the 2050 Initial Notes and the 2050 Exchange Notes to be redeemed, plus any accrued and unpaid interest thereon to, but not including, the redemption date.

The 2051 Initial Notes are, and the 2050 Exchange Notes will be, redeemable, in whole or in part, at our option, at any time or from time to time prior to November 15, 2050 (the “2051 Par Call Date”), at a redemption price equal to the sum of (a) the greater of (i) 100% of the principal amount of the 2051 Initial Notes and 2051 Exchange Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such Notes matured on the 2051 Par Call Date (not including any portion of such payments of interest accrued to the redemption date), computed by discounting such payments, in each case to, but not including, the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points (the “2051 Make-Whole Amount”), plus (b) accrued interest on the principal amount thereof to, but not including, the redemption date.

On and after the 2051 Par Call Date, we may redeem all or any part of the 2051 Initial Notes and the 2051 Exchange Notes, at our option, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the 2051 Initial Notes and the 2051 Exchange Notes to be redeemed, plus any accrued and unpaid interest thereon to, but not including, the redemption date.

For purposes of determining the 2025 Make-Whole Amount, the 2030 Make-Whole Amount, the 2031 Make-Whole Amount, the 2050 Make-Whole Amount and the 2051 Make-Whole Amount the following definitions apply:

“Comparable Treasury Issue” means, with respect to a series Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes of such series (assuming, for this purpose, that such Notes matured on their par call date) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, the Reference Treasury Dealer Quotation for such redemption date.

“Independent Investment Banker” means an investment banking institution of international standing appointed by BHE.

“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City appointed by BHE.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by BHE of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to BHE by such Reference Treasury Dealer at 5:00 p.m. on the third business day in New York City preceding such redemption date).

“Treasury Rate” means the rate per annum equal to the semi-annual equivalent or interpolated (on a daycount basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for that redemption date.

Notice of any redemption is required to be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Notes to be redeemed.

If less than all of the Notes of a series are to be redeemed at any time, selection of the Notes of a series for redemption is required to be made by the trustee by such method as the Notes trustee deems fair and appropriate; provided, that if the Notes of a series to be redeemed are represented by one or more Global Notes (as hereinafter defined), beneficial interests in such Notes will be selected for redemption by the Depositary (as hereinafter defined) in accordance with its standard procedures therefor.

Upon the payment of the redemption price, plus any accrued and unpaid interest, if any, to the date of redemption, interest will cease to accrue on and after the applicable redemption date on the Notes or such series or portions thereof called for redemption.

No Sinking Fund

No series of the Notes will be subject to any mandatory sinking fund.

Ranking

Each series of the Notes are our general, unsecured senior obligations and rank pari passu in right of payment with all of our other existing and future senior unsecured obligations (including the series E bonds, the 8.480% Bonds, the series G bonds, the series F bonds, the series L notes, the series M notes, the series O notes, the series P notes, the series Q notes, the series R notes, the series S notes, the series T notes and the series U notes) and senior in right of payment to all of our existing and future subordinated obligations, if any. The Notes will be effectively subordinated to all of our existing and future secured obligations and to all existing and future obligations of our Subsidiaries. As of September 30, 2020, we had outstanding senior unsecured debt of $11.5 billion (not including the $500 million of 2031 Initial Notes and the $1.5 billion of 2051 Initial Notes issued on October 29, 2020), junior subordinated debentures of $100 million, borrowings under our commercial paper programs of $100 million, guarantees and letters of credit in respect of subsidiary and equity method investments aggregating $260 and commitments, subject to satisfaction of certain specified conditions, to provide equity contributions in support of renewable tax equity investments totaling $879 million. Our consolidated Subsidiaries also have significant amounts of outstanding debt, which totaled $33.9 billion as of September 30, 2020 (which did not include approximately $5.3 billion of existing indebtedness assumed as a part of the GT&S Transaction). These amounts exclude (a) trade debt, (b) preferred stock obligations, (c) our Subsidiaries’ letters of credit in respect of their debts, and (d) our share of the outstanding debt of our own or our Subsidiaries’ equity method investments.

Covenants

Except as set forth under “—Defeasance and Discharge—Covenant Defeasance” below, for so long as any securities remain outstanding, we will comply with the terms of the covenants set forth below.

Restrictions on Liens

We will not be permitted to pledge, mortgage, hypothecate or permit to exist any pledge, mortgage or other Lien upon any property or assets at any time directly owned by us to secure any indebtedness for money borrowed which is incurred, issued, assumed or guaranteed by us (“Indebtedness for Borrowed Money”), without making effective provisions whereby the outstanding securities will be equally and ratably secured with any and all such Indebtedness for Borrowed Money and with any other Indebtedness for Borrowed Money similarly entitled to be equally and ratably secured; provided, however, that this restriction will not apply to or prevent the creation or existence of:

(1)	any Liens existing prior to the issuance of the securities;

(2)	purchase money Liens which do not exceed the cost or value of the purchased property or assets;

(3)	any Liens not to exceed 10% of Consolidated Net Tangible Assets; and

(4)

any Liens on property or assets granted in connection with extending, renewing, replacing or refinancing in whole or in part the Indebtedness for Borrowed Money (including, without limitation, increasing the principal amount of such

Indebtedness for Borrowed Money) secured by Liens described in the foregoing clauses (1) through (3), provided that the Liens in connection with any such extension, renewal, replacement or refinancing will be limited to the specific property or assets that was subject to the original Lien.

In the event that we propose to pledge, mortgage or hypothecate or permit to exist any pledge, mortgage or other Lien upon any property or assets at any time directly owned by us to secure any Indebtedness for Borrowed Money, other than as permitted by clauses (1) through (4) of the previous paragraph, we are required to give prior written notice thereof to the trustee and we are required, prior to or simultaneously with such pledge, mortgage or hypothecation, to secure effectively all the securities equally and ratably with such Indebtedness for Borrowed Money.

The foregoing covenant will not restrict the ability of our Subsidiaries and affiliates to pledge, mortgage, hypothecate or permit to exist any mortgage, pledge or Lien upon their property or assets, in connection with project financings or otherwise.

Consolidation, Merger, Conveyance, Sale or Lease

So long as any securities are outstanding, we will not be permitted to consolidate with or merge with or into any other person, or convey, transfer or lease our consolidated properties and assets substantially as an entirety to any person, or permit any person to merge into or consolidate with us, unless (1) we are the surviving or continuing corporation or the surviving or continuing corporation or purchaser or lessee is a corporation incorporated under the laws of the U.S., one of the states thereof or the District of Columbia or Canada and assumes our obligations under the securities and under the indenture and (2) immediately before and after such transaction, no event of default under the indenture shall have occurred and be continuing.

Except for a sale of our consolidated properties and assets substantially as an entirety as provided above, and other than properties or assets required to be sold to conform with laws or governmental regulations, we will not be permitted, directly or indirectly, to sell or otherwise dispose of any of our consolidated properties or assets (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other asset sales) if on a pro forma basis, the aggregate net book value of all such sales during the most recent 12-month period would exceed 10% of Consolidated Net Tangible Assets computed as of the end of the most recent quarter preceding such sale; provided, however, that (1) any such sales shall be disregarded for purposes of this 10% limitation if the net proceeds are invested in properties or assets in similar or related lines of business of us and our Subsidiaries, including, without limitation, any of the lines of business in which we or any of our Subsidiaries are engaged on the date of such sale or disposition, and (2) we may sell or otherwise dispose of consolidated properties and assets in excess of such 10% limitation if the net proceeds from such sales or dispositions, which are not reinvested as provided above, are retained by us as cash or Cash Equivalents or used to retire Indebtedness for Borrowed Money of us (other than Indebtedness for Borrowed Money which is subordinated to the securities) and our Subsidiaries.

The covenant described immediately above includes a phrase relating to a conveyance, transfer or lease of our consolidated properties and assets “substantially as an entirety.” Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. Accordingly, the nature and extent of the restriction on our ability to convey, transfer or lease our consolidated properties or assets substantially as an entirety, and the protections provided to the holders of securities by such restriction, may be uncertain.

Purchase of Securities Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of the securities will have the right to require that we repurchase all or any part of such holder’s securities at a purchase price in cash equal to 101% of the principal thereof on the date of purchase plus any accrued interest, if any, to the date of purchase.

The Change of Control provisions may not be waived by the trustee or by our board of directors, and any modification thereof must be approved by each holder. Nevertheless, the Change of Control provisions will not necessarily afford protection to holders, including protection against an adverse effect on the value of the securities of any series, including the Notes of each series, in the event that we or our Subsidiaries incur additional Debt, whether through recapitalizations or otherwise.

Within 30 days following a Change of Control, BHE will mail a notice to each holder of the securities with a copy to the trustee, stating the following:

(1)

that a Change of Control has occurred and that such holder has the right to require us to purchase such holder’s securities at the purchase price described above, in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof (the “Change of Control Offer”), provided that any unpurchased portion of a note must be in a principal amount equal to $2,000 or an integral of $1,000 in excess thereof;

(2)

the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(3)	the purchase date (which will not be earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Purchase Date”);

(4)	that after the Purchase Date interest on such security will continue to accrue (except as provided in clause (5));

(5)

that any security properly tendered pursuant to the Change of Control Offer will cease to accrue interest after the Purchase Date (assuming sufficient moneys for the purchase thereof are deposited with the trustee);

(6)

that holders electing to have a security purchased pursuant to a Change of Control Offer will be required to surrender the security, with the form entitled “Option of Holder To Elect Purchase” on the reverse of the security completed, to the paying agent at the address specified in the notice prior to the close of business on the fifth business day prior to the Purchase Date;

(7)

that a holder will be entitled to withdraw such holder’s election if the paying agent receives, not later than the close of business on the third business day (or such shorter periods as may be required by applicable law) preceding the Purchase Date, facsimile transmission or letter setting forth the name of the holder, the principal amount of securities the holder delivered for purchase, and a statement that such holder is withdrawing his election to have such securities of such series purchased; and

(8)

that holders that elect to have their securities purchased only in part will be issued new securities having a principal amount equal to the portion of the securities that were surrendered but not tendered and purchased.

On the Purchase Date, we will be required to (1) accept for payment all securities or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the trustee money sufficient to pay the purchase price of all securities or portions thereof so tendered for purchase and (3) deliver or cause to be delivered to the trustee the securities properly tendered together with an officer’s certificate identifying the securities or portions thereof tendered to us for purchase. The trustee will promptly mail, to the holders of the securities properly tendered and purchased, payment in an amount equal to the purchase price, and promptly authenticate and mail to each holder a new security having a principal amount equal to any portion of such holder’s securities that were surrendered but not tendered and purchased. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

If we are prohibited by applicable law from making the Change of Control Offer or purchasing securities of any series, including the Notes of each series, thereunder, we need not make a Change of Control Offer pursuant to this covenant for so long as such prohibition is in effect.

We will be required to comply with all applicable tender offer rules, including, without limitation, Rule 14e-1 under the Exchange Act, in connection with a Change of Control Offer.

Events of Default

An event of default with respect to the securities of any series, including the Notes of each series, is defined in the indenture as being any one of the following events:

(1)	default as to the payment of principal of, or premium, if any, on any security of that series or as to any payment required in connection with a Change of Control;

(2)	default as to the payment of interest on any security of that series for 30 days after payment is due;

(3)

failure to make a Change of Control Offer required under the covenants described under “Purchase of Securities Upon a Change of Control” above or a failure to purchase the securities of that series tendered in respect of such Change of Control Offer;

(4)

default in the performance, or breach, of any of our covenants, agreements or warranties contained in the indenture and the securities of that series and such failure continues for 30 days after written notice is given to us by the trustee or to us and the trustee by the holders of at least a majority in aggregate principal amount outstanding of the securities of that series, as provided in the indenture; and

(5)	certain events involving bankruptcy, insolvency or reorganization of us or any of our Significant Subsidiaries.

Additionally, an event of default, with respect to the securities of any series, except for the 2031 Notes and the 2051 Notes, is defined in the indenture as being any one of the following events:

(I)

default on any other Debt of ours or any Significant Subsidiary (other than Debt that is Non-Recourse to us) if either (x) such default results from failure to pay principal of such Debt in excess of $100 million when due after any applicable grace period or (y) as a result of such default, the maturity of such Debt has been accelerated prior to its scheduled maturity and such default has not been cured within the applicable grace period, and such acceleration has not been rescinded, and the principal amount of such Debt, together with the principal amount of any other Debt of ours and our Significant Subsidiaries (not including Debt that is Non-Recourse to us) that is in default as to principal, or the maturity of which has been accelerated, aggregates $100 million or more;

(II)

the entry by a court of one or more judgments or orders against us or any Significant Subsidiary for the payment of money that in the aggregate exceeds $100 million (excluding (i) the amount thereof covered by insurance or by a bond written by a person other than an affiliate of ours (other than, with respect to the series E bonds, the series F bonds, the series L notes, the series M notes, the series O notes, the series P notes, the series Q notes, the series R notes, the series S notes, the series T notes and the series U notes, Berkshire Hathaway or any of its affiliates that provide commercial insurance in the ordinary course of their business) and (ii) judgments that are Non-Recourse to us), which judgments or orders have not been vacated, discharged or satisfied or stayed pending appeal within 60 days from the entry thereof, provided that such a judgment or order will not be an event of default if such judgment or order does not require any payment by us.

The indenture provides that the trustee may withhold notice to the holders of any default (except in payment of principal of, premium, if any, or interest on any series of securities and any payment required in connection with a Change of Control) if the trustee considers it in the interest of holders to do so.

The indenture provides that if an event of default with respect to the securities of any series at the time outstanding, including the Notes of each series (other than an event of bankruptcy, insolvency or reorganization of us or a Significant Subsidiary) has occurred and is continuing, either the trustee or (i) in the case of any event of default described in clause (1) or (2) above, the holders of at least 33% in aggregate principal amount of the securities of that series then outstanding, or (ii) in the case of any other event of default, the holders of at least a majority in aggregate principal amount of the securities of that series then outstanding, may declare the principal of and any accrued interest on all securities of that series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of, premium, if any, or interest on the securities of that series or any payment required in connection with a Change of Control) may be waived by the holders of a majority in principal amount of the securities of that series then outstanding. If an event of default due to the bankruptcy, insolvency or reorganization of us or a Significant Subsidiary occurs, the indenture provides that the entire principal amount of and any interest accrued on all securities will become immediately due and payable without any action by the trustee, the holders of securities or any other person.

The holders of a majority in principal amount of the securities of any series then outstanding, including the Notes of each series, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the securities of such series, subject to certain limitations specified in the indenture, provided that the holders of securities of such series must have offered to the trustee reasonable indemnity against expenses and liabilities.

The indenture requires the annual filing by us with the trustee of a written statement as to our knowledge of the existence of any default in the performance and observance of any of the covenants contained in the indenture.

Modification of the Indenture

The indenture contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding securities of each series affected by the modification, including the Notes, to modify the indenture or the rights of the holders of such series, except that no such modification may (1) extend the stated maturity of the principal of or any installment of interest on the securities, reduce the principal amount thereof or the interest rate thereon, reduce any premium payable on redemption or purchase thereof, impair the right of any holder to institute suit for the enforcement of any such payment on or after the stated maturity thereof or make any change in the covenants regarding a Change of Control or the related definitions without the consent of the holder of each outstanding security so affected, or (2) reduce the percentage of any series of securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all series of securities then outstanding.

Defeasance and Discharge

Legal Defeasance

The indenture provides that we will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes of each series or any other series of securities issued thereunder on the 123rd day after the deposit referred to below has been made (or immediately if an opinion of counsel is delivered to the effect described in clause (B)(3)(y) below), and the provisions of the indenture will cease to be applicable with respect to the securities of such series (except for, among other matters, certain obligations to register the transfer or exchange of the securities of such series, to replace stolen, lost or mutilated securities of such series, to maintain paying agents and to hold monies for payment in trust) if, among other things:

(A)

We have deposited with the trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued and unpaid interest on the applicable securities, on the respective stated maturities of the securities or, if we make arrangements satisfactory to the trustee for the redemption of the securities prior to their stated maturity, on any earlier redemption date in accordance with the terms of the indenture and the applicable securities;

(B)	We have delivered to the trustee:

(1)

either (x) an opinion of counsel to the effect that beneficial owners of securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and we had paid or redeemed such securities on the applicable stated maturity dates, which opinion of counsel must be based upon a ruling of the U.S. Internal Revenue Service (the “IRS”) to the same effect or a change in applicable U.S. federal income tax law or related Treasury regulations after the date of the indenture, or (y) a ruling directed to the trustee or we received from the IRS to the same effect as the aforementioned opinion of counsel;

(2)	an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940; and

(3)

an opinion of counsel to the effect that either (x) after the passage of 123 days following the deposit referred to in clause (A) above, the trust fund will not be subject to the effect of Section 547 or 548 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law or (y) based upon existing precedents, if the matter were properly briefed, a court should hold that the deposit of moneys and/or U.S. Government Obligations as provided in clause (A) above would not constitute a preference voidable under Section 547 or 548 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(C)

if at such time the securities are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the securities will not be delisted as a result of such deposit, defeasance and discharge; and

(D)

immediately after giving effect to such deposit referred to in clause (A) above on a pro forma basis, no event of default under the indenture, or event that after the giving of notice or lapse of time or both would become an event of default, will have occurred and be continuing on the date of such deposit or (unless an opinion of counsel is delivered to the effect described in clause (B)(3)(y) above) during the period ending on the 123rd day after the date of such deposit, and such deposit and discharge will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which we are a party or by which we are bound.

Covenant Defeasance

The indenture further provides that the provisions of the covenants described herein under “Covenants— Restrictions on Liens,” “—Consolidation, Merger, Conveyance, Sale or Lease” and “Purchase of Securities Upon a Change of Control,” clauses (3) and (4) under “Events of Default” with respect to such covenants, clause (2) under “Events of Default” with respect to offers to purchase upon a Change of Control as described above and clauses (I) and (II) under “Events of Default” will cease to be applicable to us and our Subsidiaries upon the satisfaction of the provisions described in clauses (A), (B), (C) and (D) of the preceding paragraph; provided, however, that with respect to such covenant defeasance, the opinion of counsel described in clause (B)(1)(x) above need not be based upon any ruling of the IRS or change in applicable U.S. federal income tax law or related Treasury regulations.

Defeasance and Certain Other Events of Default

If we exercise our option to omit compliance with certain covenants and provisions of the indenture with respect to the securities of any series, including the Notes of each series, as described in the immediately preceding paragraph and any series of securities is declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on such securities at the time of their stated maturity or scheduled redemption, but may not be sufficient to pay amounts due on such securities at the time of acceleration resulting from such event of default. We will remain liable for such payments.

Governing Law

The indenture and the securities will be governed by, and construed in accordance with, the law of the State of New York, including Section 5-1401 of the New York General Obligations Law, but otherwise without regard to conflict of laws rules.

Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture. The Bank of New York Mellon Trust Company, N.A. (or one of its affiliates) currently serves, and may in the future serve, as trustee under indentures evidencing other indebtedness of ours and our affiliates. The Bank of New York Mellon Trust Company, N.A. (or one of its affiliates) is also, and may in the future be, a lender under credit facilities for us and our affiliates. The trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Definitions

Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the indenture. Reference is made to the indenture for the full definitions of all such terms as well as any other capitalized terms used herein for which no definition is provided.

“Attributable Value” means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

“Berkshire Hathaway” means Berkshire Hathaway Inc. and any Subsidiary of Berkshire Hathaway Inc.

“Capital Stock” means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in, or interests (however designated) in, the equity of such person that is outstanding or issued on or after the date of the indenture, including, without limitation, all common stock and preferred stock and partnership and joint venture interests in such person.

“Capitalized Lease” means, as applied to any person, any lease of any property of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person, and “Capitalized Lease Obligation” means the rental obligations, as aforesaid, under any such lease.

“Cash Equivalent” means any of the following:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. or any agency or instrumentality thereof (provided that the full faith and credit of the U.S. is pledged in support thereof);

(2)

time deposits and certificates of deposit of any commercial bank organized in the U.S. having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000 with a maturity date not more than two years from the date of acquisition;

(3)

repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1) or (5) of this definition that were entered into with any bank meeting the qualifications set forth in clause (2) of this definition or another financial institution of national reputation;

(4)

direct obligations issued by any state or other jurisdiction of the U.S. or any other country or any political subdivision or public instrumentality thereof maturing, or subject to tender at the option of the holder thereof, within 90 days after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A from S&P or A-2 from Moody’s (or, if at any time neither S&P nor Moody’s may be rating such obligations, then from another nationally recognized rating service acceptable to the trustee);

(5)

commercial paper issued by (a) the parent corporation of any commercial bank organized in the U.S. having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000, and (b) others having one of the two highest ratings obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s may be rating such obligations, then from another nationally recognized rating service acceptable to the trustee) and in each case maturing within one year after the date of acquisition;

(6)

overnight bank deposits and bankers’ acceptances at any commercial bank organized in the U.S. having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000;

(7)

deposits available for withdrawal on demand with any commercial bank organized in the U.S. having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000;

(8)	investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through (6) and (9) of this definition; and

(9)

auction rate securities or money market preferred stock having one of the two highest ratings obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s may be rating such obligations, then from another nationally recognized rating service acceptable to the trustee).

“Change of Control” means the occurrence of one or more of the following events:

(1)	a transaction pursuant to which Berkshire Hathaway ceases to own, on a diluted basis, at least a majority of our issued and outstanding common stock; or

(2)

we or our Subsidiaries sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all the property of ours and our Subsidiaries taken as a whole to any person or entity other than an entity at least a majority of the issued and outstanding common stock of which is owned by Berkshire Hathaway, calculated on a diluted basis as described above;

provided that with respect to the foregoing subparagraphs (1) and (2), a Change of Control will not be deemed to have occurred unless and until a Rating Decline has occurred as well.

“Consolidated Net Tangible Assets” means, as of the date of any determination thereof, the total amount of all of our assets determined on a consolidated basis in accordance with GAAP as of such date less the sum of (a) our consolidated current liabilities determined in accordance with GAAP and (b) assets properly classified as Intangible Assets.

“Currency Protection Agreement” means, with respect to any person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement intended to protect such person against fluctuations in currency values to or under which such person is a party or a beneficiary on the date of the indenture or becomes a party or a beneficiary thereafter.

“Debt” means, with respect to any person, at any date of determination (without duplication):

(1)	all Indebtedness for Borrowed Money of such person;

(2)	all obligations of such person evidenced by notes, bonds, securities or other similar instruments;

(3)

all obligations of such person in respect of letters of credit, bankers’ acceptances, surety, bid, operating and performance bonds, performance guarantees or other similar instruments or obligations (or reimbursement obligations with respect thereto) (except, in each case, to the extent incurred in the ordinary course of business);

(4)	all obligations of such person to pay the deferred purchase price of property or services, except Trade Payables;

(5)	the Attributable Value of all obligations of such person as lessee under Capitalized Leases;

(6)

all Debt of others secured by a Lien on any Property of such person, whether or not such Debt is assumed by such person, provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such Property, the amount of such Debt will be limited to the lesser of the fair market value of such Property or the amount of such Debt;

(7)	all Debt of others Guaranteed by such person to the extent such Debt is Guaranteed by such person;

(8)	all Redeemable Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(9)	to the extent not otherwise included in this definition, all net obligations of such person under Currency Protection Agreements and Interest Rate Protection Agreements.

For purposes of determining any particular amount of Debt that is or would be outstanding, Guarantees of, or obligations with respect to letters of credit or similar instruments supporting (to the extent the foregoing constitutes Debt), Debt otherwise included in the determination of such particular amount will not be included. For purposes of determining compliance with the indenture, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, we, in our sole discretion, will classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

“Guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Debt of any other person and, without limiting the generality of the foregoing, any Debt obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other person (whether arising by virtue of partnership arrangements (other than solely by reason of being a general partner of a partnership), or by agreement to keepwell, to purchase assets, goods, securities or services or to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or the grant of a lien in connection with any Non-Recourse Debt. The term “Guarantee” used as a verb has a corresponding meaning.

“Intangible Assets” means, as of the date of determination thereof, all of our assets properly classified as intangible assets determined on a consolidated basis in accordance with GAAP.

“Interest Rate Protection Agreement” means, with respect to any person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement intended to protect such person against fluctuations in interest rates to or under which such person or any of its Subsidiaries is a party or a beneficiary on the date of the indenture or becomes a party or a beneficiary thereafter.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property, but will not include any partnership, joint venture, shareholder, voting trust or similar governance agreement with respect to Capital Stock in a Subsidiary or Joint Venture. For purposes of the indenture, we will be deemed to own subject to a Lien any Property that we have acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Non-Recourse” means any Debt or other obligation (or that portion of such Debt or other obligation) that is without recourse to us or any property or assets directly owned by us (other than a pledge of the equity interests in any of our Subsidiaries, to the extent recourse to us under such pledge is limited to such equity interests).

“Property” of any person means all types of real, personal, tangible or mixed property owned by such person whether or not included in the most recent consolidated balance sheet of such person under GAAP.

“Rating Agencies” means (1) S&P Global Ratings (“S&P”), and (2) Moody’s Investors Service, Inc. (“Moody’s”) or (3) if S&P or Moody’s or both do not make a rating of the securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by us, which will be substituted for S&P, Moody’s or both, as the case may be.

“Rating Decline” means the occurrence of the following on, or within 90 days after, the earlier of (1) the occurrence of a Change of Control and (2) the earlier of (x) the date of public notice of the occurrence of a Change of Control or (y) the date of the public notice of our intention to effect a Change of Control (the “Rating Date”), which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrading by any of the Rating Agencies: the rating of such Notes by both such Rating Agencies is reduced below BBB+, in the case of S&P, and Baa1, in the case of Moody’s.

“Redeemable Stock” means any class or series of Capital Stock of any person that by its terms or otherwise is (1) required to be redeemed prior to the stated maturity of any series of the securities, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the stated maturity of any series of the securities or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Debt having a scheduled maturity prior to the stated maturity of any series of the securities, provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require us to purchase or redeem such Capital Stock upon the occurrence of a “change of control” occurring prior to the stated maturity of any series of the securities will not constitute Redeemable Stock if the “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the covenants described under “Purchase of Securities Upon a Change of Control” above.

“Redemption Date” means any date on which we redeem all or any portion of the securities in accordance with the terms of the indenture.

“Significant Subsidiary” means a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act, substituting 20 percent for 10 percent each place it appears therein. Unless the context otherwise clearly requires, any reference to a “Significant Subsidiary” is a reference to a Significant Subsidiary of ours.

“Subsidiary” means, with respect to any person, including, without limitation, we and our Subsidiaries, any corporation or other entity of which such person owns, directly or indirectly, a majority of the Capital Stock or other ownership interests and has ordinary voting power to elect a majority of the board of directors or other persons performing similar functions.

“Trade Payables” means, with respect to any person, any accounts payable or any other indebtedness or monetary obligation to trade creditors incurred, created, assumed or Guaranteed by such person or any of its Subsidiaries or Joint Ventures arising in the ordinary course of business.

“U.S. Government Obligations” means any security that is (1) a direct obligation of the U.S. for the payment of which its full faith and credit is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the U.S., the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S., that, in the case of clause (1) or (2) is not callable or redeemable at the option of the issuer thereof, and will also include any depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means, with respect to any person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors (or persons fulfilling similar responsibilities) of such person.

Global Notes; Book-Entry System

The Initial Notes of each series were, and the Exchange Notes of each series will be, issued under a book-entry system in the form of one or more global notes (each, a “Global Note”). Each Global Note with respect to the Initial Notes was, and each Global Note with respect to the Exchange Notes will be, deposited with, or on behalf of, a depositary, which will be The Depository Trust Company, New York, New York (the “Depositary”). The Global Notes with respect to the Initial Notes were, and the Global Notes with respect to the Exchange Notes will be, registered in the name of the Depositary or its nominee.

The Initial Notes were not issued in certificated form and, except under the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to physical delivery of the Notes in certificated form. The Global Notes may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor of the Depositary or a nominee of such successor.

The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (“Direct Participants”) deposit with the Depositary. The Depositary also facilitates the post-trade settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, including Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). The Depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Direct and Indirect Participants are on file with the SEC.

Purchases of the securities under the Depositary system must be made by or through Direct Participants, which will receive a credit for the securities on the Depositary’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with the Depositary will be registered in the name of the Depositary’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of the Depositary. The deposit of Notes with the Depositary and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Notes; the Depositary’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the Depositary nor Cede & Co. (nor any other nominee of the Depositary) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal (and premium, if any) and interest payments on the Notes and any redemption payments will be made to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Depositary). The Depositary’s practice is to credit Direct Participants’ accounts upon the Depositary’s receipt of funds and corresponding detail information from us or the trustee on the payable date in accordance with their respective holdings shown on the Depositary’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of the Depositary, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any), interest and any redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Depositary) is our responsibility, disbursements of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

The Depositary may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated Notes are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depositary). In that event, certificated Notes of each series will be printed and delivered.

The information in this section concerning the Depositary and the Depositary’s book-entry system has been obtained from sources that we believe to be reliable but has not been independently verified by us, the initial purchasers or the trustee.

Prior to the expiration of the “40-day distribution compliance period” (within the meaning of Rule 903 of Regulation S), beneficial interests in any Global Note for Notes sold outside the U.S. in reliance on Regulation S may only be held through Euroclear or Clearstream, unless delivery is made pursuant to an exemption from registration under the Securities Act in accordance with the certification requirements of the indenture.

A Global Note of any series may not be transferred except as a whole by the Depositary to a nominee or successor of the Depositary or by a nominee of the Depositary to another nominee of the Depositary. A Global Note of any series representing Notes of such series is exchangeable, in whole but not in part, for Notes of such series in definitive form of like tenor and terms if (1) the Depositary notifies us that it is unwilling or unable to continue as depositary for such Global Note or if at any time the Depositary is no longer eligible to be or in good standing as a “clearing agency” registered under the Exchange Act, and in either case, a successor depositary is not appointed by us within 120 days of receipt by us of such notice or of our becoming aware of such ineligibility, (2) while such Global Note is subject to the transfer restrictions described under “Transfer Restrictions,” the book-entry interests in such Global Note cease to be eligible for Depositary services because such Notes are neither (a) rated in one of the top four categories by a nationally recognized statistical rating organization nor (b) included within a Self-Regulatory Organization system approved by the SEC for the reporting of quotation and trade information of securities eligible for transfer pursuant to Rule 144A, or (3) we in our sole discretion (subject to the procedures of the Depositary) at any time determine not to have such Notes represented by a Global Note and notify the trustee thereof. A Global Note of any series exchangeable pursuant to the preceding sentence shall be exchangeable for Notes of such series registered in such names and in such authorized denominations as the Depositary shall direct.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax consequences of the exchange of Initial Notes for Exchange Notes. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, administrative pronouncements, rulings and judicial decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary addresses only the U.S. federal income tax consequences applicable to holders of Initial Notes that acquired the Initial Notes at their initial offering for an amount of cash equal to their issue price and held the Initial Notes as “capital assets” within the meaning of Section 1221 of the Code.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s individual circumstances or to holders subject to special rules under U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, entities and arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, and persons holding notes as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment. The discussion does not address any foreign, state, local or non-income tax consequences of the exchange of Initial Notes for Exchange Notes.

This discussion is for general information purposes only, and is not intended to be and should not be construed to be, legal or tax advice to any particular holder. Holders are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations, the consequences under federal estate or gift tax laws, as well as foreign, state, or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Federal Income Tax Consequences of the Exchange Offer to Holders of Initial Notes

The exchange of Initial Notes for Exchange Notes pursuant to the Exchange Offer is not expected to be a taxable exchange for U.S. federal income tax purposes. Holders of Initial Notes are not expected to realize any taxable gain or loss as a result of such exchange and are expected to have the same adjusted issue price, tax basis, and holding period in the Exchange Notes as they had in the Initial Notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of the Exchange Notes are expected to be the same as those applicable to the Initial Notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Exchange Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Exchange Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Exchange Notes by an ERISA Plan with respect to which the issuer, the initial purchasers or the guarantors are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the Exchange Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Initial Notes should not be exchanged for Exchange Notes by any person investing “plan assets” of any Plan, unless such exchange will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of an Exchange Note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Exchange Notes constitutes assets of any Plan or (ii) the exchange of the Initial Notes for the Exchange Notes or the holding of the Exchange Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the Exchange Notes (and holding the Exchange Notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the acquisition and holding of the Exchange Notes (and exchange for the Exchange Notes).

Persons that acquire the Exchange Notes have the exclusive responsibility for ensuring that their acquisition and holding of the Exchange Notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or Similar Laws.

PLAN OF DISTRIBUTION

Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Notes that will be issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Notes who is an “affiliate” (within the meaning of the Securities Act) of ours or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes or a broker-dealer (within the meaning of the Securities Act) that acquired Initial Notes in a transaction other than as part of its market-making or other trading activities and who has arranged or has an understanding with any person to participate in the distribution of the Exchange Notes: (1) will not be able to rely on the interpretations by the staff of the SEC set forth in the above-mentioned no-action letters; (2) will not be able to tender its Initial Notes in the Exchange Offer; and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-marketing activities or other trading activities. We have agreed that, for a period of 120 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any such sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 120 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the Exchange Notes have been passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain matters of Iowa law have been passed upon for us by Jeffery B. Erb, our Vice President, Chief Corporate Counsel and Corporate Secretary.

EXPERTS

The consolidated financial statements and related financial statement schedules of Berkshire Hathaway Energy Company and its subsidiaries, as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, incorporated herein by reference from the Berkshire Hathaway Energy Company Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report and elsewhere in this registration statement (which report expresses an unqualified opinion on the consolidated financial statements and related financial statement schedules and includes an explanatory paragraph referring to BHE’s changed method of accounting for leases due to the adoption of Accounting Standards Update (“ASU”) 2016-02 “Leases” and BHE’s changed method of accounting for investments in equity securities (excluding equity method investments) due to the adoption of ASU 2016-01 “Financial Instruments – Recognition and Measurement of Financial Assets and Financial Liabilities”). Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2020 and 2019, June 30, 2020 and 2019 and September 30, 2020 and 2019, which are incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Berkshire Hathaway Energy Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the offering memorandum prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

We, and our subsidiaries, PacifiCorp, MidAmerican Funding, LLC, MidAmerican Energy Company, Nevada Power Company and Sierra Pacific Power Company, each file reports and information statements and other information with the SEC. The SEC maintains a Website that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Website can be accessed at http://www.sec.gov.

We make available free of charge through our internet website at http://www.brkenergy.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished in compliance with the requirements of Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file with, or furnish to, the SEC. Any information available on or through our website is not part of this prospectus, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation of Certain Documents by Reference” below.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC (File No. 001-14881) are incorporated by reference into this prospectus:

(i)	the Annual Report on Form 10-K filed by Berkshire Hathaway Energy Company for the year ended December 31, 2019;

(ii)	the Quarterly Reports on Form 10-Q filed by Berkshire Hathaway Energy Company for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020; and

(iii)	the Current Reports on Form 8-K filed by Berkshire Hathaway Energy Company on March 4, 2020, March 25, 2020, March 27, 2020, July 6, 2020, October 6, 2020 and November 2, 2020.

All documents and other reports filed by us with the SEC pursuant to Section 13 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement that contains this prospectus and prior to the consummation of the Exchange Offer, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and other reports, except that we are not incorporating by reference any information we furnish (but do not file) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K or Form 8-K/A.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

We hereby undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Vice President and Treasurer, Berkshire Hathaway Energy Company, 666 Grand Avenue, Suite 500, Des Moines, Iowa 50309- 2580, telephone number (515) 242-4300.

All tendered Initial Notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Requests for assistance and for additional copies of this prospectus, the letter of transmittal and other related documents should be directed to the exchange agent.

EXCHANGE AGENT:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations- Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Pamela Adamo

Tel: 315-414-3317

Fax: 732-667-9408

Email: CT_Reorg_Unit_Inquiries@bnymellon.com